UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Priceline Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THURSDAY
JUNE 2, 2016
10:00A.M. EST
The NASDAQ Market Site
4 Times Square
New York, NY 10036

2016

Notice of Annual Stockholders' Meeting and Proxy Statement

Priceline Group

Dear Stockholders,

The Priceline Group delivered another year of strong business performance in 2015 despite continued volatility in the macro conditions we confront around the globe. In my judgment, the Group's consistent performance is a testament to the strength of our independent brands, the execution by our outstanding brand leaders and our strong culture of entrepreneurship, which enable teamwork and innovation to flourish and allow us to attract the best people to join us in our collective mission to help people experience the world.

The Group reported $55.5 billion in gross travel bookings in 2015, an increase of 25% on a constant currency basis. We are justifiably proud to achieve such a high level of growth given the size of our business, especially since it represents organic growth driven by innovation and expanding brand strength. Despite continued currency headwinds, the Group delivered the industry's highest profit margins and $2.6 billion in net income for the year.

Booking.com, our largest brand, had an outstanding year, characterized by relentless innovation which allowed the business to build a world-class, device-agnostic experience for customers and reservation growth to partners, all while achieving profitable growth at scale. Continued growth in the breadth of accommodation supply, as well as marketing and product innovations, have been key drivers in this impressive performance. Booking.com remained committed to growing its supply of vacation rentals, including homes, apartments and villas, which now constitute almost 50% of total properties. In addition, advances in scaling a booking experience for these properties that meets the high standards our customers have come to expect, have contributed to growth in reservations. Booking.com has also made solid progress in building Booking for Business, its Genius loyalty program and the BookingSuite marketing services business for hotels, which also provide a foundation for future growth. Gillian Tans has recently been named CEO of Booking.com. Gillian previously served as President and COO and, as a 14-year veteran of the business, she has played an instrumental role in building the business into a global leader. I am looking forward to working with Gillian in her new role.

The Group's other brands, priceline.com, KAYAK, agoda.com, Rentalcars.com and OpenTable, all share the same commitment to continuous innovation around product and marketing, allowing us to continue to take the friction out of travel and dining-out for customers all over the world, and be a world leader when it comes to helping our partners grow their businesses. In 2015, priceline.com implemented improvements to the technology platform underlying its full service travel offering and is positioned to push product enhancements and more rapid experimentation in support of an iconic brand in the U.S. market. KAYAK delivered a strong year of profit growth through product enhancements, an effective re-orientation of brand and performance-based marketing in online channels and international expansion. Agoda.com made great progress in 2015, building customer loyalty through value-based offerings and refining its performance-based marketing strategy in online channels. Rentalcars.com continued building its international brand through organic growth and a focus on improving the customer experience from end-to-end. At OpenTable, with Christa Quarles promoted to CEO, the team has made progress developing the platform for scaled international expansion, adding more restaurants to its cloud-based solution and delivering diner and revenue growth with the leading U.S. brand in online dining reservations.

All of the Group's brands share a passion for creating the most compelling online experience for our customers and the most advanced and effective online marketing programs, which present our brands to millions of customers all over the world. This requires a mastery of the multi-screen world, with mobile becoming the most important medium for messaging and transacting, and new platforms emerging and rapidly scaling to become major sources of traffic and demand. We are fortunate to have six talented teams driving investment, innovation and experimentation in this multi-screen world, all while sharing best practices to make the whole Group stronger.

Finally, as has been reported in the press and detailed in the attached proxy statement, I have returned to the Group as interim Group CEO and our Board has commenced a search for a long-term successor. While unplanned, I consider it a great privilege to lead this organization and the talented team of people who advance our cause every day. I believe the business is well positioned to build on its long record of solid financial performance.

I would like to thank our customers, employees, partners and stockholders for their support.

Sincerely,

Jeffery H. Boyd

Interim Chief Executive Officer and President, and Chairman of the Board

April 28, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of The Priceline Group Inc. to be held at 10:00 a.m. on Thursday, June 2, 2016 at The NASDAQ Market Site, 4 Times Square, New York, New York 10036.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about The Priceline Group in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the Internet as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted by telephone or by Internet, by following the instructions included in the proxy statement. All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport. We hope you are able to join us on June 2.

Sincerely,

Jeffery H. Boyd

Interim Chief Executive Officer and President, and Chairman of the Board

April 28, 2016

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which case the signed and mailed proxy or prior vote by telephone or Internet will be revoked. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

The Priceline Group Inc.
800 Connecticut Avenue
Norwalk, Connecticut 06854

Notice of Annual Meeting of Stockholders

Thursday, June 2, 2016

10:00 a.m. Local Time

To the stockholders of The Priceline Group Inc. (the “Company”):

The Company hereby notifies you that its 2016 Annual Meeting of Stockholders will be held on Thursday, June 2, 2016 at 10:00 a.m. local time at The NASDAQ Market Site, 4 Times Square, New York, New York 10036 for the following purposes:

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To elect ten directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

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To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

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To approve on an advisory basis the compensation paid by the Company to its named executive officers; and

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To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 7, 2016 as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.

April 28, 2016

By Order of the Board of Directors

Peter J. Millones

Executive Vice President, General Counsel and
Corporate Secretary

Norwalk, Connecticut

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Company Highlights and Proxy Statement Summary

To assist you in reviewing our 2015 performance, we would like to call your attention to the following information, including key elements of our proxy statement and Annual Report on Form 10-K. The following description is only a summary. Before voting and for more complete information about these topics, please review our Annual Report on Form 10-K for the year ended December 31, 2015 and the complete proxy statement.

Company Highlights - Performance

From an operating and financial perspective, 2015 was another very good year for The Priceline Group. We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of $64 billion (as of March 31, 2016) and a 2015 operating margin of 38% as a percentage of gross profit. During 2015, Booking.com, our largest business, added over 210,000 accommodations to its reservation services, including over 125,000 vacation rental properties, and, as of March 31, 2016, had approximately 880,000 directly bookable hotels and other places to stay available through its websites and mobile offerings representing more than 22.8 million rooms. Based on room nights booked, which grew 24.9% in 2015 to more than 432 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve both strong growth and industry-leading profitability over many years. Due to the highly international nature of our business, our financial performance as reported in U.S. Dollars, including our adjusted EBITDA, was significantly and negatively impacted by the strong U.S. Dollar when compared to most other currencies, in particular the Euro, during 2015. However, we still achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 10.4%, gross profit growth of 13.3% and adjusted EBITDA growth of 7.5%. Constant currency (i.e., using 2014 exchange rates) gross bookings growth of 25% and gross profit growth of 27% in 2015 are even more impressive and demonstrate our fundamental operating strength. From a multi-year perspective, we have achieved significant growth, with a 127% increase in gross bookings, a 141% increase in gross profit and a 125% increase in adjusted EBITDA over the 2013-2015 three-year period as compared to the 2010-2012 three-year period. See Appendix A to this proxy statement for a reconciliation of adjusted EBITDA to U.S. GAAP net income.

THE PRICELINE GROUP INC. - 2016 Proxy Statement    8

Company Highlights - Stockholder Return

Our strong operating and financial performance has resulted in significant returns to stockholders. Our 2015 earnings per share (diluted) grew 8.3% to $49.45. In addition, we returned approximately $3.1 billion to stockholders by repurchasing approximately 2.5 million shares of our common stock during 2015. Over the 2013-2015 three-year period, we returned approximately $4.7 billion to stockholders through the repurchase of shares of our common stock, representing 57% of the cash generated by operating activities during that three-year period. Our stock price increased by 11.8% during 2015 and by 106% during the 2013-2015 three-year period.

Company Highlights - Corporate Governance and Board Composition

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Management regularly engages with our largest stockholders and encourages all stockholders to contact us about any concerns they have. Our corporate governance practices include:

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Lead Independent Director;

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Majority voting in director elections;

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Stockholder-approved proxy access;

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Annual director elections (i.e., no classified Board);

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No super-majority voting provisions;

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Stock ownership guidelines for directors and executive officers;

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Stockholders can call special meetings;

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No poison pill/rights plan;

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Annual “say-on-pay” vote;

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No hedging or pledging of stock by directors or executive officers;

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Disclosure of director and executive officer 10b5-1 Plans; and

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10 of 11 directors are independent.

In addition, our Board exhibits a strong mix of desired attributes, including business experience, tenure, age, gender and independence. We have added four independent directors since January 2013. Three members of our Audit Committee have been designated as “audit committee financial experts.”

Company Highlights - Executive Compensation

We believe strongly in pay for performance. As a result, we design our compensation programs so that we must achieve outstanding performance for our executive officers to achieve above-market compensation, including through the combination of below-market salaries and the potential for a high level of variable, performance-driven compensation. We believe that we have developed a highly effective compensation program that has resulted in strong performance for many years. The program is substantially performance based, combines short-term and long-term elements and is based on a metric that promotes both stockholder value creation and short-term and long-term executive accountability. We use adjusted EBITDA as the primary measure for evaluating our performance and for determining performance-based compensation for our senior executives because, among other reasons, we believe that adjusted EBITDA represents the performance of our core business and our ability to create value for stockholders. See Compensation Discussion and Analysis beginning on page 34 for more information about our compensation programs and philosophy.

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We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive compensation program.	✘ Permit hedging or pledging of our stock by our directors or executive officers.

Annual Meeting Information Summary

Time and Date:	Location:	Record Date:
10:00 a.m., local (Eastern) time, on Thursday, June 2, 2016.	The NASDAQ Market Site, 4 Times Square, New York, New York 10036. For more information about entry into the meeting, see How to Attend the Annual Meeting on page 15.	April 7, 2016.

Voting Procedures:

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Even if you have submitted your proxy card, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Voting Matters:

The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. Our Board recommends that you vote as follows on each such proposal:

Proposals	Board Voting Recommendation	More Information
Election of Directors (Proposal 1)	The Board of Directors recommends that you vote FOR each of the Board of Directors’ nominees.	Page 16
Ratification of Independent Auditors (Proposal 2)	The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	Page 66
Advisory Vote to Approve Executive Compensation (Proposal 3)	The Board of Directors recommends that you vote FOR the approval on an advisory basis of our executive compensation.	Page 69

THE PRICELINE GROUP INC. - 2016 Proxy Statement    10

Table of Contents

PROXY STATEMENT	13
Voting Rights and Outstanding Shares; Approval	13
Revocability of Proxies	14
Solicitation	14
How to Attend the Annual Meeting	15
PROPOSAL 1 - ELECTION OF DIRECTORS	16
Nominees for Director	18
Retiring Director	21
Executive Officers	22
CORPORATE GOVERNANCE AND BOARD MATTERS	23
The Board of Directors	23
Strategic Framework and The Board’s Role in Company Strategy	23
Corporate Governance	23
Committees of the Board of Directors	27
Leadership Structure	29
Board’s Oversight of Risk	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
COMPENSATION DISCUSSION AND ANALYSIS	34
Summary Information	34
Executive Compensation Program Philosophy and Objectives	36
2015 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration	38
The Role of Management	38
The Role of the Compensation Consultant	39
Benchmarking	39
Components of Executive Compensation in 2015	40
Key Governance Matters	46
Compensation Committee Report	48

THE PRICELINE GROUP INC. - 2016 Proxy Statement    11

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COMPENSATION OF NAMED EXECUTIVE OFFICERS	49
Summary Compensation Table	49
Grants of Plan-Based Awards Table	51
Outstanding Equity Awards at 2015 Fiscal Year-End Table	52
Option Exercises and Stock Vested Table	53
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	54
POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION	58
EQUITY COMPENSATION PLAN INFORMATION	61
2015 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS	62
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	65
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	65
Review and Approval or Ratification of Related Person Transactions	65
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	66
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	67
AUDITOR INDEPENDENCE	68
PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	69
2017 STOCKHOLDER PROPOSALS	70
OTHER MATTERS	70
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION	71
Non-GAAP Financial Measures	72
FORM OF PROXY CARD	73

THE PRICELINE GROUP INC. - 2016 Proxy Statement    12

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■

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 2, 2016

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The Priceline Group Inc. (the “Company,” “The Priceline Group,” “we,” “our” or “us”) for use at our 2016 Annual Meeting of Stockholders to be held on Thursday, June 2, 2016, at 10:00 a.m. local (Eastern) time (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The NASDAQ Market Site, 4 Times Square, New York, New York 10036. We intend to mail this proxy statement and the proxy card on or about April 28, 2016 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 7, 2016 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 7, 2016, 49,637,715 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 7, 2016 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting in person or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

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With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

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With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

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With respect to Proposal 3, the non-binding advisory vote to approve executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

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If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1 or 3, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

Voting Matters

Proposal	Board Vote Recommendation
Proposal 1: Election of Directors	FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Proposal 3: Advisory Vote to Approve Executive Compensation	FOR

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

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filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

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filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

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attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name in order to vote at the meeting.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers or other regular employees may also solicit proxies by telephone, in-person or otherwise. We will not additionally compensate directors, officers or other regular employees for these services. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, and we currently expect to pay Innisfree approximately $12,000 for its services, though the fees could be significantly more if we decide to use its services more extensively.

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How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, in accordance with our security procedures, you will be asked to sign in and present picture identification (e.g., a driver’s license or passport) to enter the meeting. You should plan on arriving early as the meeting will start promptly at 10:00 a.m. The meeting will be held at The NASDAQ Market Site, 4 Times Square, New York, New York 10036. Please enter through the NASDAQ entrance on the corner of 43rd Street and Broadway Avenue (shown in the photo below).

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■ PROPOSAL 1	ELECTION OF DIRECTORS

The Board currently consists of eleven directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. After years of dedicated service on the Board and exceptional leadership as chairman of the Audit Committee, Howard W. Barker, Jr., a current member of the Board, is retiring from the Board effective as of the Annual Meeting and is therefore not standing for re-election. As a result, in accordance with our By-Laws and effective as of the Annual Meeting, the Board has fixed the number of directors constituting the entire Board at ten such that after the Annual Meeting the Board will be comprised of ten directors with no vacancies. The Board has proposed that the following ten nominees, each of whom is a current director, be elected to the Board at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified: Timothy M. Armstrong, Jeffery H. Boyd, Jan L. Docter, Jeffrey E. Epstein, James M. Guyette, Charles H. Noski, Nancy B. Peretsman, Thomas E. Rothman, Craig W. Rydin and Lynn M. Vojvodich. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than ten nominees.

The nominees for election to the Board who receive a majority of votes cast for the election of directors by the shares of common stock present and entitled to vote, in person or by proxy, shall be elected directors. In accordance with our By-Laws and Corporate Governance Principles, if an incumbent director who is nominated for election to the Board in an uncontested election does not receive a majority of the votes cast for the election of directors, the director is required to tender his or her resignation promptly following the Annual Meeting; in which case, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will determine whether to recommend that the Board accept the director’s resignation, and the Board will decide and act on the matter in its discretion. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend or accept a director’s resignation. In general, any director who tenders his or her resignation pursuant to our Corporate Governance Principles will not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. We will disclose promptly the Board’s decision regarding whether to accept or reject the director’s resignation offer and its rationale for such decision in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Nominees receiving a majority of votes cast by the shares of common stock present at the Annual Meeting shall be elected to the Board. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the ten nominees will be available to serve as directors on our Board, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The Board of Directors recommends a vote FOR each of the Board’s nominees.

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our global activities. The Board and the Nominating and Corporate Governance Committee believe that, in light of our businesses and structure, the following are key areas of experience, qualifications and skills that should be represented on the Board:

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Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide us and the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

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Finance experience. The Board believes that an understanding of finance, financial statements and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.

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•

Industry experience. The Board seeks to have directors with experience in Internet or technology businesses or in the travel industry, because it believes that having directors experienced in the industries in which we operate is important for our success and the Board’s ability to oversee management.

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Global experience. Our future success depends, in part, on our ability to continue to grow our businesses outside the United States. For example, in 2015, approximately 94% of our consolidated operating income was generated by our international businesses. As a result, the Board believes it is important that it include directors with a global business perspective and significant international business experience.

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Sales and Marketing experience. The Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management as our business is highly dependent on effective marketing, both online and offline and around the world.

The foregoing areas of experience, qualifications and skills that were particularly identified with each nominee by the Nominating and Corporate Governance Committee and the Board when considering the re-nomination of the current directors are summarized in the following chart and described more fully in each nominee’s biography set forth below.

Director Qualifications

	Leadership	Finance	Industry	Global Business	Sales and Marketing
Timothy M. Armstrong	✔		✔	✔	✔
Jeffery H. Boyd	✔		✔	✔	✔
Jan L. Docter		✔	✔	✔
Jeffrey E. Epstein	✔	✔	✔	✔
James M. Guyette	✔		✔	✔	✔
Charles H. Noski	✔	✔	✔	✔
Nancy B. Peretsman		✔	✔
Thomas E. Rothman	✔			✔	✔
Craig W. Rydin	✔	✔		✔	✔
Lynn M. Vojvodich			✔	✔	✔

The evaluation of director nominees, including each nominee’s independence from management, by the Nominating and Corporate Governance Committee and the Board also takes into account director tenure. Although re-nomination of incumbent directors is not automatic, the Nominating and Corporate Governance Committee believes that Board continuity facilitates effective and efficient leadership, risk management and oversight and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The Nominating and Corporate Governance Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium- and long-tenured directors, with the Board’s independent directors having an average tenure of 8.3 years, including the addition of four new independent directors since January 1, 2013.

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Nominees for Director

Set forth below is biographical information as of March 31, 2016 for each person nominated for election to the Board at the Annual Meeting, all of whom are current directors.

Name	Age	Director Since	Independent	Committee Memberships
Timothy M. Armstrong	45	2013	✔	• Compensation
Jeffery H. Boyd (Chairman; Interim CEO)(1)	59	2001
Jan L. Docter	66	2007	✔
Jeffrey E. Epstein	59	2003	✔	• Audit • Compensation
James M. Guyette (Lead Independent Director)	70	2003	✔	• Compensation • Nominating and Corporate Governance (Chair)
Charles H. Noski	63	2015	✔	• Audit (Chair-elect)(2)
Nancy B. Peretsman	62	1999	✔	• Nominating and Corporate Governance
Thomas E. Rothman	61	2013	✔	• Nominating and Corporate Governance
Craig W. Rydin	64	2005	✔	• Audit • Compensation (Chair)
Lynn M. Vojvodich	48	2016	✔
(1)

Mr. Boyd has served as our Interim Chief Executive Officer and President since April 2016.

(2)

Mr. Barker, who is retiring at the Annual Meeting, is the current Chairman of the Audit Committee, but Mr. Noski will become Chairman of the Audit Committee as of the Annual Meeting on June 2, 2016.

Timothy M. Armstrong

Director Since: 2013
Age: 45

Tim Armstrong has served on our Board since January 2013 and is currently a member of the Compensation Committee.
Mr. Armstrong has served as Chief Executive Officer of AOL Inc. since April 2009. He also served as Chairman of the Board of AOL Inc. from April 2009 until Verizon acquired the company in June 2015. Prior to that, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Mr. Armstrong joined Google in 2000 as Vice President, Advertising Sales, in 2004 was promoted to Vice President, Advertising and Commerce and in 2007 was named President, Americas Operations and Senior Vice President. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong started his career by co-founding and running a newspaper based in Boston, Massachusetts. Mr. Armstrong is a trustee of the Paley Center for Media, the New York Regional Board of Teach For America, the Waterside School and the U.S. Olympic & Paralympic Foundation. He is a Chair Emeritus of the Ad Council and Chairman of the IAB Education Foundation, both of which are non-profit organizations.

Director Qualifications:

•

Leadership, Industry and Global experience - extensive experience, expertise and background in global Internet businesses and the interactive media industry gained from his position as Chief Executive Officer of AOL and his former positions at Google; and his corporate leadership experience gained from his position as Chief Executive Officer of AOL.

•

Sales and Marketing experience - extensive experience and background in Internet marketing and sales from his position as Chief Executive Officer of AOL and his former positions at Google and ABC/ESPN Internet Ventures.

Jeffery H. Boyd, Chairman and Interim Chief Executive Officer and President

Director Since: 2001
Age: 59

Jeffery H. Boyd has served on our Board since October 2001 and as the Chairman of our Board since January 2013. Since April 2016, Mr. Boyd has served as our Interim Chief Executive Officer and President. Mr. Boyd served as our President and Chief Executive Officer from November 2002 until December 2013. Mr. Boyd was our President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002. He previously served as our Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining us, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc. Mr. Boyd was a member of the Board of Directors of Bankrate, Inc. and BEN Holdings, Inc. (the holding company for Bankrate, Inc.) prior to its initial public offering in 2011.

Director Qualifications:

•

Leadership, Industry, Global, and Sales and Marketing experience - Mr. Boyd’s long and successful tenure as our President and Chief Executive Officer.

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Jan L. Docter

Director Since: 2007
Age: 66

Jan L. Docter has served on our Board since November 2007. Mr. Docter has been a self-employed business consultant since 2006. He is also an investor and actively involved in a number of early-stage companies. From 2003 until its acquisition by us in 2005, Mr. Docter was the Chief Financial Officer of Booking.com. From 2005 to 2006, Mr. Docter served as the Chief Financial Officer of Corio NV, an international real estate investment company that was listed on the Amsterdam Stock Exchange until it merged with Klépierre in 2014. From 1987 to 2003, he was Chief Financial Officer, and later Deputy CEO of, Getronics NV, a Dutch-based global information and communications technology services company that was listed on the Amsterdam Stock Exchange until it merged with Royal Dutch Telecom in 2007. From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer of generic drugs, which was listed on NASDAQ until 1987. Prior to that, Mr. Docter held various management positions at Polygram NV, currently known as Universal Music Group. He has also worked with the Dutch Ministry of Economic Affairs, and served on the Advisory Board of the Amsterdam Stock Exchange until it merged with Euronext in 2000. Mr. Docter is also a non-executive director of some private Dutch companies. Mr. Docter holds a Masters degree in economics from the Erasmus University of Rotterdam.

Director Qualifications:

•

Finance experience - former chief financial officer of European-based public companies and Booking.com.

•

Industry and Global experience - former chief financial officer of and human resource consultant to Booking.com; former chief financial officer and deputy CEO of a global technology services company.

Jeffrey E. Epstein

Director Since: 2003
Age: 59

Jeffrey E. Epstein has served on our Board since April 2003, and is currently a member of the Audit Committee and the Compensation Committee. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. From August 2011 to May 2014 he also served as a Senior Advisor at Oak Hill Capital Partners, a private equity firm. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation from September 2008 to April 2011. Mr. Epstein has served as a member of the Board of Directors of Shutterstock, Inc., a global provider of licensed imagery, since April 2012 and serves as Chairman of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Since January 2013, Mr. Epstein has served as a member of the Board of Directors of Global Eagle Entertainment Inc., a provider of in-flight video, Internet and other content to airlines and their passengers, and serves as chairman of its Audit Committee and Nominating Committee. Mr. Epstein serves as a member of the Board of Directors of Kaiser Permanente, a leading U.S. not-for-profit health care provider and health plan.

Director Qualifications:

•

Finance and Global experience - former chief financial officer of Oracle, the world’s largest enterprise software company.

•

Industry experience - former senior executive at Internet advertising company; board member of Internet companies; board member of supplier to the airline industry; former chief financial officer of Oracle.

James M. Guyette

Director Since: 2003
Age: 70

James M. Guyette has served on our Board since November 2003, and is currently a member of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee and the Board’s Lead Independent Director. Mr. Guyette served as Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, from 1997 through May 2015. Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President - Marketing and Planning for United Airlines, where he also held a number of other senior roles over nearly 30 years. Mr. Guyette served as a member of the Board of Directors of Rolls-Royce plc from 1997 until May 2015, and is Chairman of the Board of Directors of PrivateBancorp, Inc., where he has served on the Board of Directors since 1989. He is a member of the St. Mary’s College - Moraga CA - Board of Regents.

Director Qualifications:

•

Leadership and Global experience - served as chief executive officer of a leading multinational supplier to global aerospace, defense, marine and energy markets; director of two other public companies, including a multinational public company.

•

Industry and Global experience - approximately thirty years at one of the world’s largest airlines; former director of a global distribution system.

•

Sales and Marketing experience - extensive experience in sales and marketing from his positions at Rolls-Royce and United Airlines.

Charles H. Noski

Director Since: 2015
Age: 63

Charles H. Noski has served on our Board since March 2015. In 2012, Mr. Noski retired from the role of Vice Chairman of Bank of America Corporation, to which he was named after previously serving as the company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the Board of Directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the Board of Directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and as President and Chief Operating Officer. Mr. Noski began his career at Deloitte & Touche LLP where he was named Partner. Mr. Noski has served as a member of the Board of Directors of Microsoft Corporation since 2003 and is the Chair of Microsoft’s Audit Committee and a member of its Governance and Nominating Committee. Mr. Noski

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has served as a member of the Board of Directors of Avon Products, Inc. since 2012 and is the Chair of Avon’s Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Noski is also Chairman of the Board of Trustees of the Financial Accounting Foundation and a member of the Board of Directors of the National Association of Corporate Directors. In addition, Mr. Noski served as a member of the Board of Directors of Avery Dennison Corp., a global labeling and packaging company, from 2011 to 2014; and Merrill Lynch & Co. (a wholly-owned subsidiary of Bank of America Corporation) from 2010 to 2011.

Director Qualifications:

•

Leadership, Finance and Global experience - senior leadership roles at large public, global companies, including as Chief Financial Officer of Bank of America; service as a partner at one of the world’s largest public accounting firms.

•

Industry experience - service as President and Chief Operating Officer of a large, public technology company; service as Chief Financial Officer of public technology companies and as a director of Microsoft.

Nancy B. Peretsman

Director Since: 1999
Age: 62

Nancy B. Peretsman has served on our Board since February 1999 and is currently a member of the Nominating and Corporate Governance Committee. She is a Managing Director at Allen & Company LLC, an investment bank, with which she has been associated since 1995. During her tenure at Allen & Company, Ms. Peretsman has provided advice and capital to over one hundred small, high growth businesses and served as advisor to many of the world’s largest media and consumer companies. Prior to joining Allen & Co., Ms. Peretsman was at Salomon Brothers from 1983 to 1995, where she headed the worldwide media investment banking practice and was a Managing Director from 1990 to 1995. Ms. Peretsman is an Emeritus Trustee of Princeton University, serves on the Board of Trustees of The Institute for Advanced Study and is a member of the National Board of Directors of Teach for America.

Director Qualifications:

•

Finance and Industry experience - current managing director at an investment bank; advisor to leading Internet, media and consumer companies.

Thomas E. Rothman

Director Since: 2013
Age: 61

Thomas E. Rothman has served on our Board since January 2013 and is currently a member of the Nominating and Corporate Governance Committee. Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions, a motion picture and television venture with Sony Pictures Entertainment. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman serves as a member of the Board of Directors of the Sundance Institute and the American Film Institute, emeritus. He is also a member of the Boards of California Institute of the Arts (CalArts), Brown University (emeritus), and has been appointed by President Obama and confirmed by the U.S. Senate as a member of the National Counsel of the Arts, the governing body for the National Endowment for the Arts.

Director Qualifications:

•

Leadership and Global experience - extensive executive leadership of global media companies.

•

Sales and Marketing experience - a long and successful career marketing motion pictures, television programs and other media.

Craig W. Rydin

Director Since: 2005
Age: 64

Craig W. Rydin has served on our Board since January 2005, and is currently a member of the Audit Committee and Chairman of the Compensation Committee. From October 2011 to October 2013, Mr. Rydin served as the Non-Executive Chairman of The Yankee Candle Company, a maker of scented candles. Prior to being named Non-Executive Chairman, Mr. Rydin was the Executive Chairman of The Yankee Candle Company. Prior to being named Executive Chairman in October 2009, Mr. Rydin served as Chairman and Chief Executive Officer of Yankee Candle Inc. from April 2001 to October 2009 and served as Chairman of the Board of Directors of The Yankee Candle Company from February 2003 to October 2013. Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as the President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin has served as a member of the Board of Directors of Philips-Van Heusen since 2006 and is currently a member of its Compensation Committee and Nominating Committee, and has served as a member of the Board of Directors of Au Bon Pain since 2009 and the Board of Directors of Fitness Connection since 2013.

Director Qualifications:

•

Sales and Marketing experience - extensive experience in global sales and marketing from senior roles at consumer products and food services companies.

•

Leadership and Global experience - former chief executive officer and chairman of leading consumer products company; director of another public company; senior leadership experience at global food services companies.

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Lynn M. Vojvodich

Director Since: 2016
Age: 48

Lynn M. Vojvodich has served on our Board since January 2016. Ms. Vojvodich has served as Executive Vice President and Chief Marketing Officer of salesforce.com since 2013, and is responsible for leading salesforce.com’s global marketing organization and driving market leadership, global awareness, demand generation, strategic events and communications. Prior to her role at salesforce.com, Ms. Vojvodich served from 2012 to 2013 as a partner at Andreesen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Prior to that, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud enabling technology. Ms. Vojvodich has also served in various roles at organizations including Bain & Company and Microsoft.

Director Qualifications:

•

Industry, Global, and Sales and Marketing experience - extensive experience, expertise and background in Internet marketing and sales, including from her position as Chief Marketing Officer of salesforce.com as well as prior senior marketing roles; responsible for global marketing at salesforce.com and prior experience in marketing positions at large, global organizations.

Retiring Director

Howard W. (“Skip”) Barker, Jr.

Director Since: 2003
Age: 69

Howard W. (“Skip”) Barker, Jr. was employed by KPMG LLP from July 1972 and served as a partner of KPMG LLP from 1982 until his retirement in September 2002. Mr. Barker has served on our Board since January 2003, and serves as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Barker is retiring from our Board effective as of the expiration of his term at the Annual Meeting, and therefore is not standing for re-election to the Board. He served as a member of the Board of Directors of Chiquita Brands International, Inc. from 2007 until its acquisition in January 2015, and chaired the Audit Committee and was a member of the Nominating and Corporate Governance Committee and the Strategic Transaction Committee. Mr. Barker also served as a member of the Board of Directors of Medco Health Solutions, Inc. from 2003 until its acquisition in April 2012, and chaired Medco’s Audit Committee and was a member of Medco’s Compensation Committee and Mergers and Acquisitions Committee. In addition, Mr. Barker is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

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Executive Officers

Set forth below is biographical information as of March 31, 2016 for our executive officers, other than Jeffery H. Boyd, who became our Interim Chief Executive Officer and President in April 2016 and who is nominated for election as a director, as his biographical information is set forth above.

Name	Title	Age	Executive Officer Since
Daniel J. Finnegan	Chief Financial Officer and Chief Accounting Officer	53	2005
Gillian Tans	President and Chief Executive Officer, Booking.com	45	2015
Glenn D. Fogel	Head of Worldwide Strategy and Planning, and Executive Vice President, Corporate Development	54	2010
Maelle Gavet	Executive Vice President, Global Operations	37	2015
Peter J. Millones	Executive Vice President, General Counsel and Corporate Secretary	46	2001

Daniel J. Finnegan

Chief Financial Officer and Chief Accounting Officer
Age: 53

Daniel J. Finnegan is our Chief Financial Officer and Chief Accounting Officer. Mr. Finnegan has been Chief Financial Officer since January 2009. Mr. Finnegan was Senior Vice President, Controller and Chief Accounting Officer from October 2005 to January 2009. Mr. Finnegan joined us in April 2004 as Vice President and Chief Compliance Officer. Prior to that, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004.

Gillian Tans

President and Chief Executive Officer, Booking.com
Age: 45

Gillian Tans has served as the President of our Booking.com business since January 2015 and as the Chief Executive Officer of Booking.com since April 2016. Ms. Tans is responsible for overseeing all of Booking.com’s functional departments and operations. Prior to her appointment as Chief Executive Officer, Ms. Tans served as Booking.com’s Chief Operating Officer from September 2011 to April 2016 and as Booking.com’s Director Hotels & Content from 2002 to September 2011. Before joining Booking.com in 2002, Ms. Tans spent four years with the international Golden Tulip Worldwide hotel group, where she served as Product Manager, Marketing Manager and Director of Sales. Ms. Tans also worked for the Intercontinental Hotel Group and with a number of independent hotels. Ms. Tans began her career at Hershey Entertainment and Resorts.

Glenn D. Fogel

Head of Worldwide Strategy and Planning, and Executive Vice President, Corporate Development
Age: 54

Glenn D. Fogel is our Head of Worldwide Strategy and Planning, an office he has held since November 2010. He is also Executive Vice President, Corporate Development, a position he has held since March 1, 2009, and is responsible for worldwide mergers, acquisitions and strategic alliances. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

Maelle Gavet

Executive Vice President, Global Operations
Age: 37

Maelle Gavet is our Executive Vice President, Global Operations, an office she has held since July 2015. She is responsible for driving global operational strategy and connections across The Priceline Group and our six major brands. Prior to joining us, she served from 2011 to 2015 as the Chief Executive Officer of OZON, a leading Russian e-commerce business. Prior to her appointment as Chief Executive Officer, she served as Sales and Marketing Director at OZON from 2010 to 2011. Before joining OZON in 2010, she was a Principal at The Boston Consulting Group, working in France, the United Kingdom, South Africa and India.

Peter J. Millones

Executive Vice President, General Counsel and Corporate Secretary
Age: 46

Peter J. Millones is our Executive Vice President, General Counsel and Corporate Secretary. Mr. Millones has been our General Counsel and Corporate Secretary since January 2001, and Executive Vice President since April 2003. He previously served as Vice President and Associate General Counsel from March 2000 to January 2001. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP.

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■

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The Board is elected by and accountable to the stockholders and is responsible for our strategic direction, oversight and control. Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held eight meetings in 2015. For 2015, all directors attended at least 75% of the meetings of the Board and the Board committees of which they were members held while they were serving on the Board and any such committees. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and has adopted written charters for each of these committees.

Strategic Framework and The Board’s Role in Company Strategy

As discussed in our Annual Report, we aim to achieve our mission to help people experience the world through global leadership in online travel and restaurant reservation and related services. We focus on relentless innovation and a commitment to serve both consumers and travel service provider and restaurant partners with unmatched service and best-in-class digital technology. As the online travel and dining categories continue to grow as consumer purchasing shifts from traditional off-line channels to interactive online channels, including mobile channels, our strategy is to continue to participate broadly in this online growth by expanding our service offerings and markets. In particular, we aim to be the world leader in online travel and restaurant reservation and related services by (a) providing consumers with the best experience, (b) partnering with travel service providers and restaurants to our mutual benefit, (c) operating entrepreneurial, independent brands that share best practices, and (d) investing in profitable and sustainable growth.

The Board is a key partner with management in formulating our strategy and oversees management’s implementation of our strategy. The Board and management, including our executive officers and the chief executive officers of our primary brands, meet annually in a day-long session to, among other things, review the state of the markets in which we operate, analyze our competitive position, measure our performance against our strategy and evaluate and adjust our strategy as deemed necessary or appropriate. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for The Priceline Group, the Board plays an active role in evaluating, adjusting and approving our strategy. In particular, our Chairman and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly, typically in connection with each regular meeting of the Board, on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changed circumstances, whether with respect to us, our markets, our competitors or otherwise.

Corporate Governance

Corporate Governance Principles

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors and employees. A copy of our Corporate Governance Principles is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” Our Corporate Governance Principles include the following:

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✔ A majority of the Board must consist of independent directors.
✔ The Nominating and Corporate Governance Committee will annually concur on a CEO succession plan.
✔ The Board and each committee of the Board can hire their own outside advisors.
✔ The independent directors will have at least two regularly scheduled meetings each year.
✔ The Compensation Committee, meeting without our CEO present, will evaluate our performance and the performance of our CEO and will recommend to the Board the compensation of our CEO.
✔ Stock ownership guidelines for directors and executive officers.

Director Independence. For 2015, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the directors elected at the 2015 annual meeting of stockholders, other than Mr. Boyd (our former President and Chief Executive Officer and current Interim Chief Executive Officer and President) and Mr. Darren Huston (our former President and Chief Executive Officer), was “independent” based on The NASDAQ Stock Market’s listing rules and our Corporate Governance Principles. For 2016, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting is independent, other than Mr. Boyd. In connection with the Nominating and Corporate Governance Committee’s recommendation regarding independence and the Board’s subsequent determination thereof, both the Committee and the Board take into account any relationships between us and companies with which directors may be affiliated, as well as the specific requirements of The NASDAQ Stock Market and the SEC. The independent directors conduct at least two regularly scheduled executive sessions each year.

In connection with the independence determination of Mr. Armstrong, the Board and the Nominating and Corporate Governance Committee considered the ordinary-course transactions between us and AOL, of which Mr. Armstrong is the Chief Executive Officer, primarily involving marketing affiliate relationships whereby we provide accommodation booking and restaurant reservation content to consumers through MapQuest (an AOL company) and under which we and AOL share in related commissions. In addition, the Board and the Nominating and Corporate Governance Committee considered the ordinary-course transactions between us and Verizon, of which AOL is a subsidiary, primarily involving (a) data center services, webservices, voice services for call centers, CDN services, and caching and phone services. The Board and the Nominating and Corporate Governance Committee concluded that these transactions did not impair Mr. Armstrong’s independence because, among other reasons, the amounts in question were small in comparison to our revenues and those of Verizon and AOL and well below the thresholds set forth in The NASDAQ Stock Market’s independence standards and the fact that Mr. Armstrong was not involved in the transactions or in our decision to enter into these relationships with either Verizon or AOL.

In connection with the independence determination of Mr. Epstein, the Board and the Nominating and Corporate Governance Committee considered that Paul Hennessy, the current Chief Executive Officer of our priceline.com business, serves on the Board of Directors of Shutterstock, Inc. with Mr. Epstein. The Board and the Nominating and Corporate Governance Committee concluded that the fact that Messrs. Epstein and Hennessy serve together on another company’s Board of Directors did not impair Mr. Epstein’s independence because, among other reasons, Mr. Hennessy has no control over Mr. Epstein’s continued service on that Board of Directors or any benefits Mr. Epstein may receive as a result thereof. In addition, the Board and the Nominating and Corporate Governance Committee considered that we do business with Shutterstock and five private companies on whose Board of Directors Mr. Epstein serves. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with these companies did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were small relative to both our business and that of the applicable companies. Finally, the Board and the Nominating and Corporate Governance Committee considered that OpenTable offers its California-based employees healthcare plan services through Kaiser Permanente, a not-for-profit health care services provider, and that Mr. Epstein is a member of Kaiser Permanente’s Board of Directors. The Board and the Nominating and Corporate Governance Committee considered that this ordinary course relationship with Kaiser Permanente did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were not material when compared with Kaiser Permanente’s revenues and our revenues, the relationship was in place prior to our acquisition of OpenTable and there was no connection between OpenTable’s offering of Kaiser Permanente’s healthcare services and Mr. Epstein’s service on Kaiser Permanente’s Board of Directors.

In connection with the independence determination of Ms. Peretsman, the Board and the Nominating and Corporate Governance Committee considered that Ms. Peretsman’s husband serves on the Board of Directors of one of our insurance providers. The Board and the Nominating and Corporate Governance Committee concluded that the relationship of Ms. Peretsman’s husband with the insurance provider did not impair her independence because, among other reasons, there was no connection between Ms. Peretsman or her husband and us with respect to purchasing the insurance, the insurance premiums were relatively small and we purchased the insurance through a broker (who identified and recommended the insurance provider).

In connection with the independence determination of Mr. Noski, the Board and the Nominating and Corporate Governance Committee considered that Mr. Noski serves on the Board of Directors of Microsoft Corporation, a company from which we purchase various software products and services and which we also pay for online search marketing services, in each case in the ordinary course of business. In addition, our KAYAK business had an ordinary-course of business revenue-sharing arrangement with

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Microsoft related to co-branded websites. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with Microsoft did not impair Mr. Noski’s independence because, among other reasons, the decision to purchase Microsoft products and services and KAYAK’s decision to enter into its arrangement were done in the ordinary course of business and without Mr. Noski’s participation, Mr. Noski is not an executive officer of Microsoft and does not have a material interest in our relationships with Microsoft, and the amounts in question are well below the thresholds set forth in The NASDAQ Stock Market’s independence standards. In addition, with respect to the purchase of software products and services and online search marketing services, these relationships began long before Mr. Noski joined our Board.

In connection with the independence determination of Ms. Vojvodich, the Board and the Nominating and Corporate Governance Committee considered that Ms. Vojvodich is an executive officer of salesforce.com, a company with which we, primarily our OpenTable business, purchase software licenses and other services in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course of business relationships with salesforce.com did not impair Ms. Vojvodich’s independence because, among other reasons, the decision to enter into these arrangements was made prior to Ms. Vojvodich joining the Board, Ms. Vojvodich does not have a material interest in these arrangements and the amounts in question are well below the thresholds set forth in The NASDAQ Stock Market’s independence standards.

Director Nominees. The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board. In identifying and recommending nominees for election or appointment to the Board, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Selection of Directors - Nominations and Appointments” in our Corporate Governance Principles, namely that the nominee has:

•

the highest personal and professional ethics and integrity;

•

relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of our business;

•

demonstrated leadership skills through involvement in business, professional, charitable or civic affairs;

•

current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•

ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities;

•

ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; and

•

expertise, skills, knowledge, experience and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs and stockholder interests and that represents a diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the Board. The Nominating and Corporate Governance Committee’s policy is to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. The Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants may be employed to help in identifying candidates. The Nominating and Corporate Governance Committee also expects that other Board members and members of management may also make recommendations to the committee regarding potential Board candidates. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Our Corporate Governance Principles require that the Nominating and Corporate Governance Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the Nominating and Corporate Governance Committee. Stockholders who wish to submit potential candidates for consideration by the Nominating and Corporate Governance Committee for election at our 2017 annual meeting of stockholders may do so by submitting in writing such candidates’ names to the Corporate Secretary, c/o Office of the General Counsel, The Priceline Group Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Any such submission must set forth as to each proposed candidate who is not an incumbent director:

•

all information relating to the individual recommended that is required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected);

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the name(s) and address(es) of the stockholder(s) making the recommendation and the amount of our securities which are owned beneficially and of record by such stockholder(s);

•

appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria publicly stated to be considered by the Nominating and Corporate Governance Committee in evaluating prospective Board candidates, including those specified in this proxy statement;

•

a representation that the stockholder is a holder of record of our stock entitled to vote on the date of submission of such written materials;

•

any material interest of the stockholder in the recommendation; and

•

any additional information, documents or certifications that would be required pursuant to Article II Section 5 of our

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By-Laws if the stockholder(s) making the recommendation was instead nominating a candidate for election to the Board.

When considering current directors for nomination for re-election to the Board, the Nominating and Corporate Governance Committee takes into account the performance of each director. The Nominating and Corporate Governance Committee also reviews the composition of the Board in light of our current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Communications with the Board of Directors. Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, The Priceline Group Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should indicate how many shares of our common stock they own as of the date of their communication. Communications received in this manner will be handled in accordance with procedures developed and approved by the Board, including a majority of our independent directors. The procedures provide that in general, communications to the Board will be initially reviewed and logged by our General Counsel and then periodically, and at least quarterly, forwarded to the Lead Independent Director and/or the chairperson of the Nominating and Corporate Governance Committee.

Attendance at Annual Meetings. We expect directors to attend our annual meetings of stockholders. Ten of the eleven members of the Board who were directors at the time attended our 2015 annual meeting of stockholders. One director was unable to attend due to an unexpected work-related conflict that arose shortly before the meeting.

Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors and employees (including officers) to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.”

Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”

Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on important matters that are presented at the meeting, including the annual election of all of our directors.

Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Board or stockholders holding at least twenty-five percent (25%) of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

No Supermajority Voting Provisions. Neither our certificate of incorporation nor our By-Laws contain any supermajority voting provisions.

No Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of shares cast.

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement. As approved by our stockholders at our 2015 annual meeting, our Proxy Access By-Law provides that:

•

any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

•

holding the shares continuously for at least 3 years,

•

can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

Annual Advisory Vote on Executive Compensation. The Board has implemented, and our stockholders have approved, an annual stockholder advisory vote on executive compensation, which means that stockholders have the opportunity to provide feedback on our executive compensation practices on an annual basis.

Lead Independent Director. Since January 2013, we have had a Lead Independent Director with a set of defined responsibilities, including, among other things, if requested and when appropriate, ensuring availability for consultation and direct communication with major stockholders. See Corporate Governance and Board Matters - Leadership Structure and - Communications with the Board of Directors for more details.

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Key Governance Matters on page 46 and 2015 Non-Employee Director Compensation and Benefits on page 62.

Continuing Director Education. We encourage our directors to attend seminars and other corporate governance or director workshops to further develop their expertise or otherwise stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and Board committees regularly invite outside experts to present to them on a variety of topics, which have included corporate governance trends and best practices and areas of risk management, such as cybersecurity and privacy issues.

See also Key Governance Matters on page 46 for our various compensation related corporate governance policies and practices, including, among other things, policies regarding compensation clawbacks, 10b5-1 plans and hedging and pledging of securities.

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Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter, a copy of which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” The table below provides current membership for each Board committee.

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Timothy M. Armstrong		✔
Howard W. Barker. Jr.			✔
Jeffery H. Boyd
Jan L. Docter
Jeffrey E. Epstein	✔	✔
James M. Guyette		✔
Charles H. Noski	✔ *
Nancy B. Peretsman			✔
Thomas E. Rothman			✔
Craig W. Rydin	✔
Lynn M. Vojvodich
Number of Meetings in 2015	8	8	5
- Chair ✔ - Member * - Mr. Noski will become Chair of the Audit Committee upon the retirement of Mr. Barker on June 2, 2016.

Audit Committee

The Audit Committee is the primary committee of the Board overseeing our compliance program and risk management efforts generally, as well as our major financial risk exposures. For additional details, see Corporate Governance and Board Matters - Board’s Oversight of Risk on page 30. The Audit Committee’s responsibilities include, among other things:

•

reviewing our financial statements and accounting practices;

•

overseeing our relationship with our independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating and retaining the independent registered public accounting firm;

•

overseeing our internal audit function;

•

establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters; and

•

reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of SEC Regulation S-K).

The Board has determined that each member of the Audit Committee is an independent director based on The NASDAQ Stock Market’s listing rules and that each member of the Audit Committee also satisfies the additional independence requirements of the SEC for members of audit committees. In addition, the Board has determined that each of Mr. Barker, Mr. Epstein and Mr. Noski is an “audit committee financial expert” as defined by SEC rules.

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Compensation Committee

The Compensation Committee’s responsibilities include, among other things, setting, or recommending to the Board for determination, the compensation of our Chief Executive Officer, reviewing and approving the compensation of our other executive officers, administering employee benefit plans including incentive compensation plans and equity-based plans, and making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans. The Compensation Committee also oversees risks related to compensation programs. See Corporate Governance and Board Matters - Board’s Oversight of Risk on page 30 for additional details.

The Board has determined that each member of the Compensation Committee is an independent director based on The NASDAQ Stock Market’s listing rules and also meets The NASDAQ Stock Market’s additional requirements for membership on the Compensation Committee. The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (“Mercer”) as its outside compensation consultant. While Mercer reports to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management with respect to the compensation planning process.

The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer and the General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, vested, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with cause” or “without cause”).

The Chair of our Compensation Committee works with our Chief Executive Officer and our General Counsel to establish agendas for each meeting of the committee. The Compensation Committee typically meets with our Chief Executive Officer, Chief Financial Officer, General Counsel and outside advisors. The Compensation Committee also regularly meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested.

Management plays a significant role in the compensation planning process. The most significant aspects of management’s role are (see Compensation Discussion and Analysis - The Role of Management on page 38 for additional details):

•

evaluating employee performance (other than the Chief Executive Officer’s);

•

helping to establish business performance targets and objectives (other than the Chief Executive Officer’s);

•

recommending salary levels, bonus targets/amounts and equity awards (other than the Chief Executive Officer’s); and

•

helping to design the structure, terms and conditions of bonus plans and equity awards.

With respect to the specific 2015 compensation initiatives detailed in the Compensation Discussion and Analysis section of this proxy statement (i.e., 2015 base salaries, bonus targets (and subsequent payouts) and equity grants), the bulk of the work related to the 2015 compensation process occurred between October 2014 and late February 2015. During that time, the Compensation Committee met formally on six occasions to review and discuss executive compensation matters.

In October 2014, the Compensation Committee met to discuss and plan the steps to be taken during the compensation planning process over the following months and to review the peer group that would be used in the compensation process. The Compensation Committee settled on, among other things, Mercer’s and management’s role in the planning process and agreed that management would act as the primary liaison with Mercer to provide necessary information for Mercer’s review and discuss and review compensation proposals before formal presentation to the Compensation Committee. The Compensation Committee met once in December 2014 and two times in January 2015 to evaluate and discuss, among other things, the general structure and underlying philosophy of the 2015 bonus plan and equity awards and to receive Mercer’s analysis and recommendations with respect to the bonus plan and equity awards, Mercer’s approach to and calculations of “market” compensation, global compensation trends, our 2014 performance and the Chief Executive Officer performance evaluation process. The Compensation Committee met again in early February 2015 to discuss and approve more detailed aspects of the plans, from individual bonus targets and equity awards to specific funding and vesting provisions. In early February 2015, the Compensation Committee approved the target compensation of our executive officers for 2015 (other than that of the Chief Executive Officer), reviewed senior executive compensation with the Board and formally reviewed, and recommended that the Board approve, the target compensation of the Chief Executive Officer (which the Board subsequently approved without the presence or participation of the Chief Executive Officer). At its meeting in late February 2015, the Committee also determined whether the performance criteria of the 2012 performance share units (“PSUs”) granted to our executive officers had been met and whether such PSUs should therefore vest, and approved the 2015 form of executive officer performance share unit award agreements and 2015 executive officer equity awards.

During the compensation planning process, the General Counsel and other employees interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, including specific compensation proposals for executives, the structure of equity awards (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis section of this proxy statement) and proposed funding mechanisms and structure of the 2015 bonus plan.

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In connection with the specific recommendations on the design of the 2015 bonus plan and 2015 equity awards (e.g., number of units to be granted and specific performance thresholds), the Chief Executive Officer developed recommendations based on guidance given by the Compensation Committee. Those recommendations were reviewed with Mercer and, if appropriate, further refined, and were then presented to and reviewed in detail by the Compensation Committee. The final elements of the 2015 bonus plan and equity awards were the result of an iterative process and aspects of each were refined and changed during the process as a result of the Compensation Committee’s direction.

In early 2016, as described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee determined funds to be allocated to the 2015 senior executive bonus pool and amounts to be paid to individual executive officers under the 2015 bonus plan.

Additional information on the Compensation Committee’s consideration of executive compensation is addressed in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is instrumental in our efforts to ensure that the Board is comprised of directors with the necessary skills and experience to effectively oversee our business. The Nominating and Corporate Governance Committee actively and regularly evaluates the composition of the Board, including the skills and experience of directors, in light of our changing business needs and challenges and takes the lead in identifying needed changes, whether with respect to adding directors with certain skills, experience or other desirable traits, planning for director retirements, ensuring an appropriate mix of short-, medium- and long-tenured directors or for any other reason. When the need for a new director arises, the Nominating and Corporate Governance Committee has the primary responsibility of seeking, identifying and qualifying director candidates. See Corporate Governance - Corporate Governance Principles - Director Nominees for more information about the Nominating and Corporate Governance Committee’s responsibilities with respect to director nominees.

The Nominating and Corporate Governance Committee also oversees the establishment and implementation of our corporate governance standards, practices and policies. The written charter of the Nominating and Corporate Governance Committee provides that it shall:

•

from time to time as deemed necessary or desirable in light of our needs and those of the Board, identify individuals believed to be qualified to become members of the Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Principles, and to nominate or recommend to the Board for nomination candidates to stand for election as directors at the annual meeting of stockholders;

•

identify members of the Board qualified to serve on and fill vacancies on any committee of the Board (including the Nominating and Corporate Governance Committee) and to recommend that the Board appoint the identified member or members to the respective committee;

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assess whether candidates to join the Board would be “independent” under the listing rules of The NASDAQ Stock Market;

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establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

•

at least annually, review our Code of Conduct and review and consider the effectiveness of our Corporate Governance Principles and, if appropriate, recommend to the Board any suggested modifications or changes thereto; and

•

design a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director based on The NASDAQ Stock Market’s listing rules.

The Nominating and Corporate Governance Committee approved and recommended to our Board the eleven director nominees standing for election at the Annual Meeting.

Leadership Structure

Mr. Boyd, who served as our Chief Executive Officer from 2002 until 2013, currently serves as our Chairman of the Board and Interim Chief Executive Officer and President. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes that it is in our best interests and those of our stockholders to make that determination from time to time based on our needs and those of the Board. The Board believes that combining the roles of Chief Executive Officer and Chairman is currently in our and our stockholders’ best interests.

In light of Mr. Boyd’s recent service as our Chief Executive Officer and current service as our Interim Chief Executive Officer and President, the Board maintains the position of Lead Independent Director. Mr. Guyette, the Chairman of the Nominating and Corporate Governance Committee, serves as the Lead Independent Director. The responsibilities of the Lead Independent Director can be found on our corporate website (www.pricelinegroup.com) under the tab “For Investors” and include, among other things, the following:

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•

to call, set the agenda for and lead meetings and executive sessions of the independent directors;

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consult with the Board Chairperson and, if different, the Chief Executive Officer regarding Board meeting agendas;

•

from time to time as the Lead Independent Director deems necessary or appropriate, consult with the Board Chairperson and, if different, the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

•

on a case-by-case basis and where appropriate, if requested by major stockholders, ensure availability for consultation and direct communication with such stockholders; and

•

authorize the retention of outside advisors and consultants who report directly to the Board.

Board’s Oversight of Risk

Our risk management activities include the identification and assessment of the key risks facing us among the universe of business risks (e.g., strategic, operational, financial, privacy and data protection, security and technology, and legal, regulatory and compliance risks). These key risks are identified across the organization from multiple regions and functions, in a process undertaken generally by our internal audit function and overseen primarily by our Audit Committee. The Board and Audit Committee review these risks at least on an annual basis after they have been identified and assessed by management. The Board, or a committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or, if appropriate, to a committee of the Board, which will report to the full Board as appropriate. The Board’s and each committee’s role is one of oversight, recognizing that management is responsible for executing our risk management policies. The oversight of risk within the organization is an evolving process requiring us to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process.

In addition to the Board’s role in enterprise risk management, various committees of the Board are also responsible for the oversight of certain risks.

The Audit Committee oversees:

•

our risk assessment and processes generally;

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our internal control over financial reporting;

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our risk management related to our hedging activities, investments and use of derivative instruments;

•

our risk assessment and processes related to privacy, data protection, security and technology; and

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our general operational, business continuity, legal, regulatory and compliance risks.

The Audit Committee is committed to effective, involved oversight of management’s risk assessment and management efforts. The Audit Committee has established a regular practice of meeting with those members of management with responsibility for privacy, data protection, security and technology risks to discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies as well as at our company, the effectiveness of our security measures and other related matters, as well as periodically meeting with outside experts in these areas. Members of management responsible for our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

The Compensation Committee oversees risks related to compensation programs and regularly reviews and assesses our compensation policies and practices, including those applicable to our named executive officers, to determine whether they incentivize undesired risk-taking. The Compensation Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2016 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board; (3) our former Chief Executive Officer, our Chief Financial Officer and each of our other named executive officers in the Summary Compensation Table in this proxy statement; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 49,637,687 shares outstanding as of March 31, 2016.

	Shares beneficially owned(a)
Name of beneficial owner	Number	Percent
Jeffery H. Boyd(b)	100,188	*
Darren Huston(c)	18,011	*
Tim Armstrong(d)	—	*
Howard W. Barker, Jr.(e)	209	*
Jan L. Docter(f)	6,267	*
Jeffrey E. Epstein(g)	5,436	*
James M. Guyette	2,187	*
Charles H. Noski(h)	—	*
Nancy B. Peretsman(i)	3,300	*
Thomas E. Rothman(j)	—	*
Craig W. Rydin(k)	396	*
Lynn M. Vojvodich	—	*
Daniel J. Finnegan	15,251	*
Gillian Tans	2,766	*
Glenn D. Fogel	23,142	*
Peter J. Millones	3,803	*
T. Rowe Price Associates, Inc.(l)	5,438,488	11.0%
The Vanguard Group(m)	2,871,975	5.8%
BlackRock, Inc.(n)	2,711,080	5.5%
All directors and executive officers as a group (17 persons)(o)	208,584	*
*

Represents beneficial ownership of less than one percent.

(a)

Beneficial ownership is determined in accordance with the rules of the SEC and includes sole voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2016 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2016, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share unites for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until 90 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.

(b)

Does not include 166 shares held by an immediate family member, of which Mr. Boyd disclaims beneficial ownership; and does not include 567 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes (such shares will be issued to Mr. Boyd 90 days after termination of his Board service).

(c)

Mr. Huston ceased to be an executive officer and a director in April 2016.

(d)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes (such shares will be issued to Mr. Armstrong 90 days after termination of his Board service).

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(e)

Does not include 3,834 vested shares the receipt of which has been deferred by Mr. Barker for tax planning purposes (such shares will be issued to Mr. Barker 90 days after termination of his Board service).

(f)

Does not include 3,000 shares held by immediate family members of Mr. Docter not sharing the same household, of which Mr. Docter disclaims beneficial ownership.

(g)

Does not include 4,043 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes (such shares will be issued to Mr. Epstein 90 days after termination of his Board service).

(h)

Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service).

(i)

Includes 521 shares held by a limited liability company of which Ms. Peretsman is a Manager. Does not include 1,072 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes (such shares will be issued to Ms. Peretsman 90 days after termination of her Board service); and does not include 22,130 shares held by a foundation for which Ms. Peretsman serves as a trustee, of which Ms. Peretsman disclaims beneficial ownership. Allen & Company LLC disclaims beneficial ownership of the shares described in this note (h).

(j)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service).

(k)

Does not include 863 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes (such shares will be issued to Mr. Rydin 90 days after termination of his Board service).

(l)

Based solely on information provided in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 16, 2016. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Price Associates lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(m)

Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2016. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(n)

Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 22, 2016. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(o)

Consists of shares beneficially owned by all of our directors and executive officers, including the named executive officers, as a group (including Mr. Huston). Does not include 12,098 vested shares of non-employee directors, the receipt of which has been deferred for tax planning purposes (each such director’s shares will be issued 90 days after termination of such director’s Board service).

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or any other equity securities of ours. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, each of our executive officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements, except that Mr. Epstein’s Form 5 with respect to the charitable donation of 32 shares of our common stock during 2015 was not timely filed. This disposition was reported on a Form 5 filed by Mr. Epstein on April 17, 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program, provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee’s executive officer compensation decisions. The CD&A focuses on the 2015 compensation program applicable to the following “named executive officers” (titles are as of December 31, 2015):

Name	Title
Darren R. Huston(1)	President and Chief Executive Officer; Chief Executive Officer, Booking.com
Daniel J. Finnegan	Chief Financial Officer
Gillian Tans(2)	President and Chief Operating Officer, Booking.com
Glenn D. Fogel	Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning
Peter J. Millones	Executive Vice President, General Counsel and Corporate Secretary
(1)

Mr. Huston ceased to be our President and Chief Executive Officer and the Chief Executive Officer of Booking.com in April 2016.

(2)

Since April 2016, Ms. Tans has been President and Chief Executive Officer of Booking.com.

Summary Information

From an operating and financial perspective, 2015 was another very good year for The Priceline Group. We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of $64 billion (as of March 31, 2016) and a 2015 operating margin of 38% as a percentage of gross profit. During 2015, Booking.com, our largest business, added over 210,000 accommodations to its reservation services, including over 125,000 vacation rental properties, and, as of March 31, 2016, had approximately 880,000 directly bookable hotels and other places to stay available through its websites and mobile offerings representing more than 22.8 million rooms. Based on room nights booked, which grew 24.9% in 2015 to more than 432 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve both strong growth and industry-leading profitability over many years. Due to the highly international nature of our business, our financial performance as reported in U.S. Dollars, including our adjusted EBITDA, was significantly and negatively impacted by the strong U.S. Dollar when compared to most other currencies, in particular the Euro, during 2015. However, we still achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 10.4%, gross profit growth of 13.3% and adjusted EBITDA growth of 7.5%. Constant currency (i.e., using 2014 exchange rates) gross bookings growth of 25% and gross profit growth of 27% in 2015 are even more impressive, and demonstrate our fundamental operating strength. From a multi-year perspective, we have achieved significant growth, with a 127% increase in gross bookings, a 141% increase in gross profit and a 125% increase in adjusted EBITDA over the 2013-2015 three-year period as compared to the 2010-2012 three-year period.

Over the three-year period from 2013 to 2015, we earned $9.9 billion of adjusted EBITDA and generated $8.3 billion of cash from operating activities (see Appendix A to this proxy statement for a reconciliation of adjusted EBITDA to U.S. GAAP net income). We had gross travel bookings of $145 billion over the same three-year period, representing approximately 127% growth over the prior three-year period. Measured in terms of stockholder return, our stock price increased from $620.39 on December 31, 2012 to $1,274.95 on December 31, 2015, representing a 106% increase over that three-year period. Through the repurchase of our shares, we returned approximately $3.1 billion to stockholders in 2015 and approximately $4.7 billion over the 2013-2015 three-year period, representing 57% of the cash generated by operating activities during that three-year period.

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This outstanding performance is a result of many factors, most importantly actions taken by our corporate leadership team and the leadership teams at our primary brands: Booking.com, priceline.com, KAYAK, agoda.com, rentalcars.com and OpenTable. During 2015, we continued our geographic expansion and increased the number and types of accommodations offered through our services, invested in and grew KAYAK’s meta-search business, executed on various growth initiatives, completed a number of complementary acquisitions, grew our rental car reservation business and increasingly benefited from collaboration among our different brands, all while maintaining our industry-leading profitability.

Notwithstanding our over-achievement of the 2015 adjusted EBITDA targets set forth in our 2015 bonus plan, Mr. Huston, our former Chief Executive Officer, did not receive a bonus for 2015 (see page 42 for additional information in this regard). In March 2015, Mr. Huston received a grant of performance share units having a grant date fair value of approximately $14 million, which is subject to the vesting terms described below. Total 2015 compensation for our other named executive officers reflected our strong performance as well as their individual accomplishments and contributions as discussed further below. See Compensation of Named Executive Officers - Summary Compensation Table on page 49 for more details.

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Name and Principal Position(1)	2015 Salary	2015 Stock Award	2015 Incentive Payment	All Other 2015 Compensation	Total 2015 Compensation
Darren R. Huston President and Chief Executive Officer; Chief Executive Officer, Booking.com	$865,000	$14,000,162	$0	$141,096	$15,006,258
Daniel J. Finnegan Chief Financial Officer	$315,000	$4,200,545	$1,200,000	$8,488	$5,724,033
Gillian Tans President and Chief Operating Officer, Booking.com	$360,335	$4,799,700	$1,108,723	$1,000	$6,269,758
Glenn D. Fogel Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning	$315,000	$4,200,545	$1,200,000	$11,952	$5,727,497
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	$330,000	$4,200,545	$1,200,000	$12,133	$5,742,678
(1) As of December 31, 2015.

Key Compensation Policies

The Compensation Committee continually reviews our executive officer compensation program and seeks the advice of Mercer, its independent compensation consultant, to ensure that it maintains compensation practices that are in the best interests of our stockholders.

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive officer compensation program.	✘ Permit hedging or pledging of our stock by our directors and executive officers.

Executive Compensation Program Philosophy and Objectives

We help people experience the world by providing consumers, travel service providers and restaurants with leading travel and restaurant reservation and related services. To accomplish this mission, we must attract, motivate and retain highly talented individuals at all levels of the global organization. Our global compensation and benefits programs are designed to accomplish these objectives and, in turn, enhance long-term stockholder value. We believe that our compensation programs have been highly effective and instrumental in our recent and long-term success by providing our executives with significant compensation opportunities tied to our financial performance and the creation of stockholder value.

Our executive compensation program is substantially performance based and is intended to focus executives on both short-term and long-term earnings growth and individual performance. We believe our compensation program provides management with clear goals, a high degree of accountability and a real performance-driven opportunity to earn above-market compensation while doing so in a manner expected to result in significant stockholder value creation and that minimizes excessive or inappropriate risk taking.

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The program is designed to:

• Require meaningful growth in order to achieve market compensation and superior performance to achieve above-market compensation;
• Focus management on operating our business in a way expected to create long-term stockholder value;
• Reward management for their performance and not for external factors;
• Measure performance in a simple and consistent way in order to effectively focus management decision making and performance;
• Combine short-term and long-term compensation horizons to incentivize balanced decision-making towards achieving fundamentally strong and consistent growth over time;
• Provide “below-market” fixed compensation and appropriately reward superior performance with “above-market” compensation; and
• Align the interests of management with those of stockholders.
The program seeks to achieve these goals by:

• Setting target short-term and long-term incentives at levels that require meaningful organic adjusted EBITDA growth;
• Using adjusted EBITDA as the performance metric for both our short-term and long-term performance-based compensation plans because:
- earnings growth can be expected to lead to stockholder value;
- adjusted EBITDA combines gross profit growth with operating margin discipline to grow earnings;
- using a single metric creates clear incentives and focus for our executives; and

- using the same metric for both short-term and long-term incentive compensation encourages management to appropriately manage the business over both the short term and long term and mitigates compensation program related risks that are related to excessive or inappropriate risk taking;

•

Calculating adjusted EBITDA in a manner designed to focus on operational performance, for example by using fixed foreign exchange rates during the performance period and excluding the performance of business acquisitions and including the performance of business dispositions (so management cannot buy adjusted EBITDA or sell losses to meet compensation targets);

• Funding annual bonuses from earnings so that, as a general matter, it is unlikely there would be significant bonus funding for executive officers unless we meet our budgeted earnings targets; and
•

Using long-term, performance-based equity compensation that vests in full after three years (no interim vesting except in connection with a termination of employment as described below) as the largest component of management’s potential compensation so that management’s compensation is directly tied to both operating performance and our stock price, which effectively aligns management’s interests with those of our stockholders.

In setting the performance targets for both our short-term annual bonus plan and our long-term equity awards for our executive officers, the Compensation Committee takes into account our expectations regarding the growth rate of our primary, direct global competitor. As a general rule, this means that if we achieve superior earnings growth compared to the growth rate we expect of our primary, direct global competitor, total compensation for our senior executives will likely fall at the higher end of competitive benchmarks. On the other hand, if our earnings growth is inferior to what we expect of our primary, direct global competitor, total compensation for our senior executives is likely to be significantly below competitive benchmarks.

Different elements of our compensation program, as described below, are designed to serve different objectives and drive different behaviors, and thereby combine to achieve the objectives described above:

•

Base salary and benefits are designed to provide a level of economic security and stability so that executives can focus on meeting our objectives.

•

Award opportunities under our annual performance-based cash bonus plan are designed to provide a meaningful bonus opportunity for executives tied to our annual earnings growth and individual objectives in connection with each executive’s annual individual performance goals.

•

Long-term incentives - performance share units (“PSUs”) and restricted stock units (“RSUs”) - are generally designed to attract, retain and incentivize executives by providing a significant compensation opportunity tied to long-term growth in our earnings and increases to our stock price over a period of several years (typically three years). In addition, the Compensation Committee feels that the combination of annual incentives based on annual adjusted EBITDA under the annual

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cash bonus plan and long-term incentives based on cumulative adjusted EBITDA over the three-year performance period applicable to PSUs properly incentivizes executives to consider and balance both shorter-term and longer-term performance in managing our business, and therefore incentivizes management to manage the business in a manner that favors fundamentally strong and consistent growth and the creation of long-term stockholder value without excessive or inappropriate risk taking.

•

Severance agreements and change in control provisions in our equity instruments are designed to facilitate our ability to attract, retain and incentivize executives as we compete for talented employees in the very competitive marketplace for experienced Internet executives, where these protections are often offered. The severance benefits described below are designed to ease the consequences of an unexpected employment termination due to on-going changes in our employment needs. The change in control benefits described below encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate change and, if required, to provide assistance during any transition. In addition, we believe the change in control benefits provided to our executives are a key element in managing compensation related risks by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder, thereby aligning interests of executives with those of stockholders.

2015 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At our annual meeting of stockholders held in June 2015, 97.6% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in favor of approving the executive compensation described in our 2015 proxy statement. The Compensation Committee regards the results of the stockholder vote as an indication that our executive compensation practices effectively align executive compensation with stockholder interests and therefore did not implement changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when structuring and implementing compensation programs for executive officers.

The Role of Management

Our Chief Executive Officer, Chief Financial Officer and Executive Vice President and General Counsel provide significant input to the Compensation Committee when developing the structure of, and setting performance metrics for, our annual performance based bonus plan and annual equity grants. Our Chief Executive Officer provides detailed recommendations to the Compensation Committee of base salary, annual performance-based bonus plan opportunities and awards and long-term equity incentive award values for our executive officers other than himself. For our executive officers other than our Chief Executive Officer, the Compensation Committee receives a performance assessment and compensation recommendation from our Chief Executive Officer in executive session without the presence of other executive officers. The Compensation Committee gives significant weight to our Chief Executive Officer’s judgment when assessing the performance of each of the other executive officers and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and contributions to our business. See Corporate Governance and Board Matters - Committees of the Board of Directors on page 27 for more details on the 2015 compensation planning process.

The Board meets annually at the beginning of the year with our Chief Executive Officer to agree upon his performance objectives (which generally are stated in terms of Company objectives) for the year. Generally and as deemed necessary or appropriate, our Chief Executive Officer reviews our annual objectives with the Board and discusses our year-to-date performance against those objectives from time to time during the year. At the beginning of the following year, our Chief Executive Officer presents to the Compensation Committee a summary of his and our performance over the past year. The Compensation Committee then meets in executive session without the presence of management (including our Chief Executive Officer) to review the performance of, and develop compensation recommendations for, the Chief Executive Officer. The Compensation Committee chairperson also discusses with each member of the Board our Chief Executive Officer’s performance. The Board then meets in executive session (without the presence of our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the Committee’s compensation recommendations. The Board then deliberates, discusses the review to be given to our Chief Executive Officer and determines the actual payout amount of our Chief Executive Officer’s bonus for the prior fiscal year and establishes target total compensation for our Chief Executive Officer for the current year.

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The Role of the Compensation Consultant

The Compensation Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on our compensation program for the named executive officers. Mercer has been working with the Compensation Committee for approximately fourteen years in connection with the Committee’s review of senior executive compensation. In addition to providing compensation program advice to us, Mercer has at times provided services to certain of our subsidiaries, including employee benefit plan consulting services, healthcare insurance services and software implementation services. An affiliate of Mercer provides insurance brokerage services to us, and another affiliate of Mercer provides commercial consulting services to one of our subsidiaries. The aggregate fees paid by us to Mercer for advice on the amount or form of executive compensation in 2015 were approximately $275,000. The aggregate fees paid to Mercer by our subsidiaries for other services were approximately $400,000 and the aggregate amount paid to Mercer’s affiliate for insurance brokerage services in 2015 was approximately $350,000. The decision to engage Mercer’s affiliate for these insurance brokerage services was made by the Nominating and Corporate Governance Committee, after evaluating the relationship of Mercer’s affiliate with us and the Compensation Committee’s engagement of Mercer; and Mercer’s affiliate was retained directly by the Nominating and Corporate Governance Committee. The aggregate fees to be paid by our subsidiary to Mercer’s affiliate for consulting services performed in 2015 is approximately $1.25 million. The decision to engage Mercer’s other affiliate for commercial consulting services was made independently by management of our subsidiary without instruction or recommendation from The Priceline Group. After reviewing information provided by Mercer regarding its independence and considering the independence factors required by SEC rules, the Compensation Committee determined that Mercer was independent and did not find that any conflicts of interest existed in connection with the services Mercer performed for the Compensation Committee in 2015 or otherwise with respect to our 2015 compensation program.

At the direction of the Compensation Committee, management generally provides Committee materials to Mercer and discusses materials and recommendations with Mercer in advance of each Committee meeting. Mercer considers the information presented to the Compensation Committee and discusses the information with the Committee. Mercer generally attends Compensation Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Compensation Committee, management (generally our Executive Vice President and General Counsel and our Vice President, Human Resources) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process. The Compensation Committee periodically requests our Executive Vice President and General Counsel and his staff to seek Mercer’s input, analysis or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee. The chairperson of the Compensation Committee and/or management may also independently seek Mercer’s advice on various matters to assist the Committee in its decision-making process.

During 2015, among other things, Mercer assisted the Compensation Committee on the following matters:

•

advised the Committee on the composition of the Compensation Peer Group (as defined below);

•

prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•

evaluated the design and provided advice on the appropriateness of our 2015 performance based bonus plan and long term incentives; and

•

prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments.”

Benchmarking

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies. The Compensation Committee reviews annually the appropriateness of the companies comprising the peer group. In determining the appropriate peer group of companies to be used in connection with the 2015 compensation planning process, the Compensation Committee looked closely at, among other things, companies included in the prior year’s peer group, as well as companies identified as peers by those companies. The primary characteristics used to evaluate which companies to include in the peer group were: industry, gross profits and peers identified by our peers. For comparison purposes, the Compensation Committee focused on the gross profit of the peer group, rather than revenues, as the Compensation Committee feels gross profit is a better indicator of company size. In particular, the Committee sought to include Internet merchandisers, online travel companies and others with gross profits between one-half and two times our gross profits. The Committee also included Amazon.com because, although its gross profits were more than two times our gross profits, there were relatively few comparable companies and it, like us, is a leading Internet commerce company.

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After discussion with Mercer, the Compensation Committee determined that the sixteen companies listed below, which are primarily Internet services, travel services and/or e-commerce companies, would comprise the 2015 peer group (the “Compensation Peer Group”):

Activision Blizzard, Inc.	Facebook, Inc.	Netflix, Inc.
Adobe Systems Incorporated	IAC/InterActiveCorp	Orbitz Worldwide, Inc.
Amazon.com, Inc.	Intuit Inc.	salesforce.com, inc.
eBay Inc.	Liberty Interactive Corporation	TripAdvisor, Inc.
Electronic Arts Inc.	LinkedIn Corporation	Yahoo! Inc.
Expedia, Inc.

For 2015, the Compensation Committee removed HSN, Inc. from the peer group due to its low gross profit and one-year growth and added Facebook and LinkedIn due to their high one-year growth and recognition as choice employers that could be considered a source of competition for talent.

Based on the four most recent quarters of data that were available at the time that the Compensation Committee initiated its review (for most, but not all companies, the last quarter of 2013 through the first three quarters of 2014), our gross profit ranked at approximately the 83rd percentile of the Compensation Peer Group. In comparing our executive compensation against the Compensation Peer Group, the Compensation Committee generally considered this percentile of executive pay for the Compensation Peer Group to be a general proxy for “market” compensation. In arriving at “market” compensation for the Compensation Peer Group, Mercer adjusted the cash compensation information from the Compensation Peer Group to account for projected pay increases over the 2014-2015 timeframe.

The Compensation Committee used the data of the Compensation Peer Group primarily to ensure that our executive compensation program as a whole is competitive. The Compensation Peer Group provides the Compensation Committee with guidance and information, but does not dictate the setting of the named executive officers’ compensation and is not a substitute for the Committee’s own business judgment in establishing compensation for the named executive officers.

Components of Executive Compensation in 2015

The Compensation Committee annually reviews each named executive officer’s total direct compensation, which consists of base pay, performance-based cash bonus opportunity and equity incentives. In addition to these primary compensation elements, the Compensation Committee reviews any other compensation, to the extent applicable, and payments that would be required under various severance and change in control scenarios. In making compensation decisions, the Compensation Committee also takes into consideration historical compensation, including the vested and unvested value of outstanding equity awards under different scenarios and at different prices.

Before giving final approval to the annual compensation initiatives, the Compensation Committee and, with respect to our Chief Executive Officer, the Board, reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer. The tally sheet generally summarizes each executive officer’s total “target” compensation for the applicable year and, using a current stock price, estimates the payments to be made to the officer under certain termination of employment and change in control scenarios. For 2015, the Compensation Committee and, with respect to our Chief Executive Officer, our Board, made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above.

Base Salary

Base salary ranges for named executive officers are determined based on, among other things:

•

information from the Compensation Peer Group described above;

•

individual performance of the executive, including level of responsibility and breadth of knowledge; and

•

internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Consistent with our belief that senior executive compensation should be highly performance-based, base salaries for our named executive officers are generally towards the low end of the Compensation Peer Group.

For 2015, the Compensation Committee made no changes to the annual base salaries of our named executive officers other than the increase, effective January 1, 2015, of Mr. Huston’s salary in connection with the amendment of his employment agreement, which also eliminated or limited various perquisites.

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Performance-Based Cash Bonus

Overview.

As described above, our 2015 financial and operational performance was very good, and the funding of the senior executive bonus pool reflected this performance. Our annual senior executive bonus plan generally provides for an aggregate “pool” based on our annual adjusted EBITDA performance. This measure is effective as it focuses employees on our core earnings so that they can be directly rewarded for business growth and productivity improvements. This measure is also an effective motivator because it is relatively easy to track and generally understood by employees.

Funding of the pool increases as a percentage of adjusted EBITDA as our adjusted EBITDA increases. Senior executives’ individual cash bonuses (other than Ms. Tans’ bonus, which is discussed below) are paid from this pool, and therefore out of our annual adjusted EBITDA. Target individual bonuses are based on achievement of our annual operating budget adjusted EBITDA, which is set at a level that requires meaningful year-over-year growth. To the extent we exceed our adjusted EBITDA “target” amount, the senior executive bonus pool will be greater than the target amount and both aggregate and individual bonuses would likely exceed target bonus amounts. To the extent we do not meet our adjusted EBITDA “target” amount, the senior executive bonus pool will be less than the target amount and both aggregate and individual bonuses would likely be less than “target” bonus amounts. However, in both cases, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards. In many years, and again with respect to 2015, notwithstanding the significant over-achievement of the adjusted EBITDA performance goals, the aggregate amount of bonuses awarded from the senior executive bonus pool by the Compensation Committee was less than the full amount of the available pool.

The fundamental principle underlying our 2015 performance based cash bonus plan (the “2015 Bonus Plan”) was that the bonus pool for senior executives, including the named executive officers, (other than Ms. Tans as discussed below) would only be meaningfully funded if we had significant year-over-year earnings growth, taking into account the effect of the significantly stronger U.S. Dollar. The Compensation Committee believed at the time of adoption of the 2015 Bonus Plan that our year-over-year growth rate would need to exceed our expectations of the 2015 growth rate of our primary global, direct competitor in order to fund the senior executive bonus pool at a level equal to that of 2014. The Compensation Committee felt that requiring us to achieve (a) significant year-over-year earnings growth, taking into account the effect of the significantly stronger U.S. Dollar, for the senior executive bonus pool to be meaningfully funded and (b) what it believed to be a higher growth rate than our primary global, direct competitor before there was a year-over-year increase in the funding of the senior executive bonus pool, constituted significant hurdles and meant that each named executive officer’s bonus was at significant risk.

For 2015, Ms. Tans’ target performance based cash bonus was tied to the financial performance of our Booking.com business, whose day-to-day operations she oversaw as its President and Chief Operating Officer, rather than to that of The Priceline Group as a whole. Similar to the approach taken with respect to bonuses for our other named executive officers, the bonus pool from which Ms. Tans’ bonus would be paid would only be meaningfully funded if the Booking.com business over-performed against its plan. The performance metric for Ms. Tans’ bonus was Booking.com’s adjusted EBITDA as further adjusted primarily to take into account inter-company transactions. The Compensation Committee determined that having Ms. Tans’ cash bonus tied to the performance of the Booking.com business was appropriate to provide incentives based directly on the business for which Ms. Tans was responsible.

How is adjusted EBITDA calculated? For purposes of the 2015 Bonus Plan, EBITDA is operating income before interest, tax, depreciation and amortization expense and includes foreign currency transactions. Adjusted EBITDA excludes stock-based compensation expense and other items which, in the judgment of the Compensation Committee, are generally “non-cash,” “one time” or “non-recurring” in nature, whether favorable or unfavorable. These adjustments to EBITDA under the 2015 Bonus Plan are generally consistent with the adjustments we make in the calculation of adjusted EBITDA as used in our quarterly and annual earnings announcements and referenced by many of the financial analysts that follow us.

Adjusted EBITDA is then further adjusted to exclude the translation impact of changes in certain foreign currency exchange rates from the assumed foreign exchange rates used to set the performance goals and operating budget (i.e., on a “fixed-currency” basis). The Compensation Committee has made this a feature of our annual bonus plans for many years to ensure that management is focused on the operational success of the business without incentivizing excessive or inappropriate risk taking or decision making based on short-term or speculative expectations regarding foreign exchange rates. In addition, the Compensation Committee believes that taking a fixed-currency approach more accurately addresses management performance, while ensuring that the interests of management and stockholders are aligned through any impact currency factors have on our stock price since equity compensation constitutes the largest component of our named executive officers’ compensation. In addition, to ensure the integrity of the performance measure during the applicable period, adjusted EBITDA is calculated, to the extent reasonably quantifiable, without considering the effects on our earnings of any acquisition or disposition of a business, such that “purchased” EBITDA is not included and the estimated results (including any estimated losses) of any business sold during the period are included in the calculation of adjusted EBITDA. The adjustments are intended to ensure that any payments under the 2015 Bonus Plan represent the underlying growth of our core business and are not inflated or deflated due to “non-cash,” “one time” or “non-recurring” items, the translation impact of changes in certain foreign currency exchange rates or the acquisition or disposition of assets between the time the plan was adopted and the end of the measurement period.

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How did the 2015 Bonus Plan work?

The sole determinant of the funding of the 2015 Bonus Plan was our pre-bonus adjusted EBITDA performance, except in the case of Ms. Tans as discussed above, in which case it was the pre-bonus adjusted EBITDA of the Booking.com business as further adjusted primarily to address inter-company transactions. The 2015 bonus pool funded throughout 2015 as we met and/or exceeded the pre-established adjusted EBITDA targets.

In order for the senior executive bonus pool (other than for Ms. Tans, as discussed above) to be funded at a level equal to that of the previous year, we needed to achieve 2015 year-over-year pre-bonus adjusted EBITDA (on a fixed-currency basis) growth of approximately 12%. If pre-bonus adjusted EBITDA (on a fixed-currency basis) growth was 6%, the growth rate used to establish our 2015 operating plan and therefore “target” bonuses, the bonus pool for senior executives (other than Ms. Tans) would be funded at a level that would have represented a year-over-year decrease of approximately 69%.

As the growth targets above illustrate, significant funding of the 2015 Bonus Plan for our named executive officers would only occur upon our achievement of significant year-over-year adjusted EBITDA growth, taking into account the stronger U.S. Dollar in 2015.

Individual Bonus Targets.

The 2015 base salaries of the named executive officers were significantly under “market” (i.e., compared to the 83rd percentile of the Compensation Peer Group) as determined by Mercer, which, as a general matter, has consistently been the case over prior years. Consequently, bonus targets for the named executive officers (which are set forth in the 2015 Grants of Plan-Based Awards Table) were higher than the competitive market but set at levels to ensure, assuming appropriate performance, that total cash compensation was competitive with compensation provided by companies in the Compensation Peer Group. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to our performance through the 2015 Bonus Plan. The Compensation Committee established bonus targets for 2015 for the named executive officers ranging from 100% to 250% of annual base salary. The Compensation Committee maintained the same target bonus percentages for the named executive officers that were in effect for 2014. The Compensation Committee reserved the right in its complete discretion to decrease or increase payouts below or above “target” amounts, notwithstanding our financial performance. The 2015 Bonus Plan did not provide for individual maximum or minimum amounts for the named executive officers.

As mentioned above, the target bonus percentages were chosen so that if we achieved our operating budget adjusted EBITDA, as determined by the Compensation Committee at the beginning of the year, the total cash compensation paid to the named executive officers would likely be more consistent with “market” (i.e., compared with the Compensation Peer Group) total cash compensation. However, if we underperformed by falling short of our operating budget adjusted EBITDA, the named executive officers’ total cash compensation would be on the lower end of the Compensation Peer Group and, if we outperformed by exceeding our operating budget adjusted EBITDA, the named executive officers’ total cash compensation would be on the higher end of the Compensation Peer Group. The Compensation Committee believes that this increases the amount of compensation which is directly tied to our performance, better aligns compensation with the interests of stockholders and puts more of the named executive officers’ cash compensation at risk than the practices of the Compensation Peer Group.

Our 2015 Performance and Funding of the 2015 Bonus.

In the Compensation Committee’s judgment, 2015 was a very good year for The Priceline Group. We produced year-over-year adjusted EBITDA (on a fixed-currency basis) growth of approximately 16%, which exceeded our 2015 operating budget adjusted EBITDA. As a result, the senior executive bonus pool under the 2015 Bonus Plan was funded in amounts well above target. With respect to Ms. Tans, her bonus was funded from the bonus pool applicable to our Booking.com business. Based on the 2015 performance of our Booking.com business, that pool was also funded in amounts well above target.

Individual Bonus Amounts.

The actual amount of each named executive officer’s bonus was determined after an assessment of such officer’s performance by, in the case of the Chief Executive Officer, the Board and the Compensation Committee and, in the case of the other named executive officers, the Compensation Committee and the Chief Executive Officer. Final bonus amounts for the named executive officers other than the Chief Executive Officer were based on a subjective assessment by the Compensation Committee and the Chief Executive Officer of each named executive officer’s performance and contributions during 2015, as opposed to, in most cases, the accomplishment of specific quantitative goals. The Compensation Committee exercised its discretion, based on the advice of the Chief Executive Officer, and did not attempt to quantify, rank or assign specific weight to any single factor (other than our adjusted EBITDA performance as described above) in making its bonus decisions.

In early 2016, the Compensation Committee reviewed our 2015 financial results and worked with Mr. Huston, who served as our President and Chief Executive Officer during 2015, to develop appropriate 2015 bonus amounts for our executive officers, other than himself. The bonuses paid to such executive officers were paid in February 2016 and appear in the Summary Compensation Table for 2015 under the “Non-Equity Incentive Plan Compensation” column.

Mr. Huston.

The sole factor in determining not to award Mr. Huston a 2015 bonus was conduct involving a personal relationship that Mr. Huston had with an employee of the Company who was not under his direct supervision that was contrary to the Code of Conduct.

Other Named Executive Officers

The bonuses paid to the other named executive officers reflected our strong performance during 2015, which is described in detail above. The bonus amounts also reflect the factors described below.

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Mr. Finnegan’s bonus is in recognition of, among other things, his role as Chief Financial Officer, his role in developing our annual financial plan, his oversight of our treasury activities, including the successful completion of three debt offerings, and his oversight of our finance department.

Ms. Tans’ bonus reflects her role as the President and Chief Operating Officer of our Booking.com brand during 2015 and that brand’s outstanding 2015 operating performance.

Mr. Fogel’s bonus is in recognition of, among other things, his role in advising the Board and the Chief Executive Officer on our strategic direction and in developing our annual business plan and his role leading our corporate development initiatives, including the completion of a number of successful acquisitions and minority investments in 2015.

Mr. Millones’ bonus is in recognition of, among other things, his oversight of our legal department, corporate governance matters, global human resource matters and litigation and his organization and coordination of and assistance with the Board’s activities.

In determining bonus amounts for the named executive officers, other than the Chief Executive Officer, in addition to considering the factors described above, the Compensation Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each named executive officer’s ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

Equity Incentives

Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity awards) of executives within the Compensation Peer Group. When it makes grants, the Compensation Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants. As with the determination of base salaries and bonus awards, the Compensation Committee exercises judgment and discretion in view of the above criteria and its general policies.

PSUs.

In connection with the 2015 compensation planning process, the Compensation Committee authorized, and we granted, PSUs to the named executive officers. All of the 2015 PSUs granted to named executive officers, other than Ms. Tans, are tied to our consolidated adjusted EBITDA performance over the three-year period ending December 31, 2017 and are forfeitable if certain minimum performance thresholds are not achieved. The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the “target” grant, depending on our performance over that period. Ms. Tans’ 2015 PSUs are tied to the adjusted EBITDA as further adjusted primarily to take into account inter-company transactions of our Booking.com business over the three-year period ending December 31, 2017. The number of shares that could be issued to her at the end of the three-year performance period ranges from one to two times the “target” grant, depending on Booking.com’s performance over that period.

The calculation of adjusted EBITDA is intended to be substantially consistent with the calculation used by us in our quarterly and annual earnings announcements. The calculation of adjusted EBITDA is similar to the calculation of adjusted EBITDA described above under Performance Based Cash Bonus and the reasons for adoption of adjusted EBITDA as the performance measure are substantially similar in all material respects. In addition, the Compensation Committee felt that the combination of annual incentives based on annual adjusted EBITDA under the 2015 Bonus Plan and three-year incentives based on cumulative adjusted EBITDA over the three-year performance period applicable to the PSUs would properly incentivize executives to consider and balance both shorter term and longer term Company performance in managing the business, and therefore incentivize management to manage the business in a manner that would favor fundamentally strong and consistent growth without excessive or inappropriate risk taking and thereby maximize long-term stockholder value.

The 2015 PSUs granted to each of the named executive officers will vest and be earned, subject to continued employment by us, on the three-year anniversary of the grant date if the adjusted EBITDA hurdles below are accomplished over the three-year performance period (except that Ms. Tans’ grant had a 1x threshold and was based on the performance of our Booking.com business):

If adjusted EBITDA for the three-year period ending December 31, 2017 is:	Then, the number of shares that will be issued is:

Adjusted EBITDA target for the three-year period

ending December 31, 2017 expressed as a multiple

of adjusted EBITDA for the three-year period ending

December 31, 2014 (reflects upper limit of each

applicable tier of adjusted EBITDA):

Less than $10.4 billion	—	1.3x
Between $10.4 billion and $11.1 billion	0x to 1x the “target” grant	1.4x
Between $11.1 billion and $12.2 billion	1x the “target” grant	1.5x
Between $12.2 billion and $13.5 billion	1x to 2x the “target” grant	1.7x
Over $13.5 billion	2x the “target” grant	Greater than 1.7x

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Except in the case of Ms. Tans’ PSUs (which are based on the performance of our Booking.com business and which are not subject to a minimum performance threshold), the 2015 PSUs awarded to our named executive officers will be forfeited and no shares will be issued if, over the three-year performance period, we do not increase our cumulative adjusted EBITDA by at least approximately 28% over our cumulative adjusted EBITDA for the three-year period ending December 31, 2014 (2012 through 2014).

The Compensation Committee estimated at the time of adoption - based on information available in early 2015 and our expectations regarding the growth of our primary global, direct competitor and other select companies that management, Mercer and the Committee felt were relevant - that the three-year performance thresholds and forfeiture thresholds set forth above, represented significant growth hurdles. Accordingly, the Compensation Committee believed that if we were to achieve the adjusted EBITDA hurdles above, our stockholders would be rewarded. The Compensation Committee believed that the three-year performance period ensures that executives are focused on longer-term performance and serves as a significant retention device.

RSUs.

Although for a number of years the primary equity component of the compensation program for senior executives has been PSUs, from time to time the Compensation Committee has also granted restricted stock units to senior executives. In some cases, RSU awards have been used together with PSUs. For example, RSUs have been used in connection with the hiring of a new senior executive or the promotion of a senior executive to provide retention incentives during the first years of employment to balance the uncertainty associated with PSUs in the case of a new hire.

In 2014, following our acquisition of Buuteeq, Inc., Ms. Tans received a PSU award based on the performance of the Buuteeq business in connection with the integration of that business into Booking.com. As a result of the formation of Booking.com’s BookingSuite initiative, which includes the former Buuteeq business and the integration of another acquired business, certain Buuteeq-based PSU awards were cancelled in November 2015 because the Buuteeq-based performance metrics were no longer relevant. Ms. Tans, along with certain other BookingSuite personnel, was then granted an RSU award in November 2015 and a Booking.com-based PSU award in March 2016. See Grants of Plan-based Awards Table on page 51 for details of Ms. Tans’ November 2015 RSU award.

Stock Options.

Since our adoption of FASB ASC Topic 718 (formerly known as FAS 123(R)) on January 1, 2006, we have not issued any stock options and currently do not intend to do so going forward. In connection with certain business acquisitions, including KAYAK in May 2013 and OpenTable in July 2014, we have assumed outstanding stock options granted by the acquired company prior to the acquisition.

Stockholder Dilution.

Finally, in connection with administering our equity plans, including when considering equity awards to executive officers, the Committee considers the dilutive impact of such awards on stockholders. For 2015, our stock-based compensation expense as a percentage of year-end market capitalization was among the lowest in the Compensation Peer Group and 40% of the median of the Compensation Peer Group.

Change in Control and Severance Benefits

Change in Control.

Our equity grants do not provide for “single trigger” accelerated vesting solely upon the occurrence of a change in control. Rather, acceleration will only occur with respect to those grants upon certain terminations of employment that occur coincident with or following a change in control or upon certain terminations of employment that occur independently from a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of his death or disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to occur on the date on which the employee is terminated coincident with or following such change in control (on a pro-rata basis based on the portion of the performance period that has expired). See the description of Mr. Huston’s employment agreement beginning on page 54 for more information on the acceleration provisions of his awards.

No excess parachute payment tax gross-ups

Section 4999 of the U.S. Internal Revenue Code provides that certain individuals may be subject to additional taxes if they receive certain payments of benefits in connection with a change of control (“excess parachute payments”), and Section 280G of the Internal Revenue Code provides that we may forfeit a tax deduction on the amounts subject to this additional tax. However, we have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and none of our executive officers are entitled to tax gross-ups in respect of Section 4999. Further, while it had been the Compensation Committee’s practice over many years not to provide such tax gross-ups, in October 2014 the Compensation Committee formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments in any new or materially modified compensatory arrangements with our directors or executive officers.

With respect to Mr. Millones, our Executive Vice President and General Counsel, if any payment made pursuant to his employment agreement would be an excess parachute payment, we will reduce the amount of such payment to the extent

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necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 58 for additional details.

Severance Benefits.

Each of the named executive officers is entitled to receive severance benefits upon, among other things, a termination “without cause” or, in some cases, “for good reason.” The arrangements with our executive officers provide severance payments in an amount that the Compensation Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices as well as the duration of non-competition agreements between us and our executive officers. The payments and other benefits are provided because the Compensation Committee considers a termination “without cause” or for “good reason,” as applicable, not to be employee-initiated, that under different circumstances would not have occurred and which are beyond the control of the separated individual. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 54 for additional details.

Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the named executive officers, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we have a 401(k) plan. The 401(k) plan in which our eligible named executive officers participate allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the U.S. Internal Revenue Code, on a pre-tax basis. We add a cash match to this 401(k) plan for all participants, including those named executive officers who participate in the plan, of 50% of the first 6% of compensation deferred as contributions. The 401(k) match made to each of the participating named executive officers is reflected in the All Other Compensation column on the Summary Compensation Table.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security, financial services or country club memberships. Pursuant to Mr. Huston’s employment agreement, which eliminated certain perquisites previously provided to Mr. Huston effective as of January 1, 2015, we provided him with work-related car service and reimbursed him for certain tax preparation assistance and travel expenses incurred by him. See the Summary Compensation Table on page 49 for more details about perquisites provided to Mr. Huston.

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Key Governance Matters

Stock Ownership Guidelines

Under our stock ownership guidelines, each named executive officer is required to own the number of shares of our common stock indicated below. As of March 31, 2016, each named executive officer listed below was in compliance with the guidelines (whether due to the number of shares owned or the value of shares owned).

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines – the Lesser of:	Number of Shares Owned as of March 31, 2016(1)	Value of Shares Owned as of March 31, 2016(2)
Daniel J. Finnegan, Chief Financial Officer	5,000 shares or shares valued at three times base salary	15,251	$19,657,929
Gillian Tans, President and Chief Executive Officer, Booking.com	5,000 shares or shares valued at three times base salary	2,766	$3,565,263
Glenn D. Fogel, Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning	5,000 shares or shares valued at three times base salary	23,142	$29,829,112
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	5,000 shares or shares valued at three times base salary	3,803	$4,901,915
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 31 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $1,288.96 on March 31, 2016.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under 2015 Non-Employee Director Compensation and Benefits beginning on page 62. Our stock ownership guidelines are detailed in our Corporate Governance Principles, a copy of which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.”

Short-Selling, Hedging and Pledging Prohibitions

We do not allow our executive officers or directors to speculate in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls. We also do not permit our executive officers or directors to enter into hedging transactions with respect to their ownership of our securities or to pledge any of our securities.

Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to effect any disposal of shares of our common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) and our internal guidelines. We have established guidelines for the adoption and implementation of 10b5-1 Plans, including the following:

•

A 10b5-1 Plan must be adopted during an open trading window.

•

The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted. Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second trading day following the filing of our next Form 10-Q with the SEC after the 10b5-1 Plan is adopted or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of our fourth quarter and year-end financial information.

•

A 10b5-1 Plan must generally have a minimum of a one-year term. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chairperson of our Compensation Committee or, if such chairperson is unavailable, the chairperson of our Audit Committee.

•

Sales under a 10b5-1 Plan may occur during a closed trading window.

We reserve the right to modify the terms of our 10b5-1 guidelines at any time.

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The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 31, 2016. The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2016 and excludes shares that may have been previously sold. It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date
Jeffery H. Boyd Chairman and Interim Chief Executive Officer and President	33,000	11/30/2015	The earlier of the sale of all of the shares or March 1, 2017.
Gillian Tans, President and Chief Executive Officer, Booking.com	322	6/3/2015	The earlier of the sale of all of the shares or June 3, 2016.
	1,438	12/9/2015	The earlier of the sale of all of the shares or March 15, 2017
Glenn D. Fogel, Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning	6,000	12/8/2015	The earlier of the sale of all of the shares or April 6, 2017.

Consistent with our past practices, we intend to continue to update the list on a quarterly basis following the closing of our trading window and post the updated list on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” We will also file a Current Report on Form 8-K promptly after the adoption of any 10b5-1 Plan by our Chief Executive Officer or Chief Financial Officer.

Equity Award Dates

The Compensation Committee selected March 4, May 12, August 12 and November 12 as the dates of grant for equity awards (to the extent the Committee authorizes any awards) to executive officers and other employees in 2016. The Compensation Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee or, on an exception basis, the chairperson of the Compensation Committee.

Clawbacks

Effective as of February 7, 2013, we adopted a policy with respect to the “clawback” of executive compensation pending adoption by the SEC and The NASDAQ Stock Market of final rules on the matter. In general and subject to the terms and conditions of the policy, the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to each “covered employee” (generally, the chief executive officer and the three other highest paid executive officers other than the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Compensation Committee’s primary objective in designing and administering our compensation policies is to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value, all as described above. When consistent with this compensation philosophy, the Compensation Committee may choose to structure our compensation programs such that compensation paid thereunder will be tax deductible. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible. However, each year, as part of its compensation planning process, the Compensation Committee reevaluates whether to structure our compensation programs so as to be tax deductible under Section 162(m).

In particular, as discussed above under Components of Executive Compensation in 2015 - Performance-Based Cash Bonus, the Compensation Committee determined to retain discretion under the 2015 Bonus Plan to make adjustments to what was included or excluded from the adjusted EBITDA metric in order to ensure

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that the results measured in the 2015 Bonus Plan represent the underlying growth of our core business, as well as discretion to increase or decrease the amounts paid under the 2015 Bonus Plan. In addition, the performance criteria of the 2015 Bonus Plan were not approved by our stockholders. As a result, payments under the 2015 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not tax deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Tim Armstrong
Jeffrey E. Epstein
James M. Guyette

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■

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows compensation earned during 2015, 2014 and 2013, except for Ms. Tans, as noted below, by our Chief Executive Officer, Chief Financial Officer and the next three most highly-compensated executive officers serving at the end of 2015. These individuals are referred to as the “named executive officers.” Information for Ms. Tans is for 2015 only, in accordance with applicable SEC rules, since she was not a named executive officer as of December 31, 2014. In April 2016, Mr. Huston ceased to be our President and Chief Executive Officer and the Chief Executive Officer of Booking.com, and Ms. Tans was promoted to President and Chief Executive Officer of Booking.com. Unless otherwise indicated, titles shown in the table are titles held as of December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Darren Huston(1) President, Chief Executive Officer; Chief Executive Officer, Booking.com	2015	865,000	—	14,000,162	—	0		141,096	(6)	15,006,258
	2014	750,000	—	14,000,667	—	7,000,000	(4)	215,427	(7)	21,966,094
	2013	478,487	—	11,999,771	—	5,250,000	(5)	150,210	(8)	17,878,468
Daniel J. Finnegan Chief Financial Officer	2015	315,000	—	4,200,545	—	1,200,000	(3)	8,488	(6)	5,724,033
	2014	315,000	—	3,999,999	—	1,200,000	(4)	10,722	(7)	5,525,721
	2013	315,000	—	3,999,815	—	1,000,000	(5)	7,974	(8)	5,322,789
Gillian Tans(9) President and Chief Operating Officer, Booking.com	2015	360,335	—	4,799,700	—	1,108,723	(3)	1,000	(6)	6,269,758

Glenn D. Fogel Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning	2015	315,000	—	4,200,545	—	1,200,000	(3)	11,952	(6)	5,727,497
	2014	315,000	—	3,999,999	—	1,200,000	(4)	9,065	(7)	5,524,064
	2013	315,000	—	3,999,815	—	1,000,000	(5)	7,974	(8)	5,322,789
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	2015	330,000	—	4,200,545	—	1,200,000	(3)	12,133	(6)	5,742,678
	2014	330,000	—	3,999,999	—	1,200,000	(4)	10,928	(7)	5,540,927
	2013	330,000	—	3,999,815	—	1,000,000	(5)	7,974	(8)	5,337,789

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(1)

For 2013, the compensation for Mr. Huston is translated into U.S. Dollars using an average exchange rate of 1.33 U.S. Dollars to 1 Euro. Mr. Huston was named Chief Executive Officer of Booking.com effective September 26, 2011 and, in addition, became our President and Chief Executive Officer on January 1, 2014. For 2014 and 2015, the amounts comprising Mr. Huston’s “All Other Compensation” were generally translated into U.S. Dollars using the exchange rate in effect at the time the respective amounts were paid or reimbursed.

(2)

Represents the aggregate grant date fair value of (a) PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones, and Ms. Tans in 2015, (b) RSUs granted to Ms. Tans in 2015, (c) PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones in 2014 and 2013, and (d) RSUs granted to Mr. Huston in 2013 in connection with his promotion to President and Chief Executive Officer of The Priceline Group on January 1, 2014, in each case computed in accordance with FASB ASC Topic 718. For PSUs granted to Messrs. Huston, Finnegan, Fogel, and Millones, and Ms. Tans in 2015, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Huston, Finnegan, Fogel and Millones, and Ms. Tans under the 2015 PSU awards is 2 times the “target” amount, which would result in a value of $28,000,324, $8,401,090, $8,401,090, $8,401,090 and $8,999,749, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones in 2014, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Huston, Finnegan, Fogel and Millones under the 2014 PSU awards is 2 times the “target” amount, which would result in a value of $28,001,334, $7,999,999, $7,999,999 and $7,999,999, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones in 2013, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Huston, Finnegan, Fogel and Millones under the 2013 PSU awards is 2 times the “target” amount, which could result in a value of $11,999,445, $7,999,630, $7,999,630 and $7,999,630, respectively, based on the stock price used to determine the grant date fair value of the awards. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the named executive officers. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)

Represents 2015 cash awards paid in 2016 under the 2015 Bonus Plan.

(4)

Represents 2014 cash awards paid in 2015 under the 2014 Bonus Plan.

(5)

Represents 2013 cash awards paid in 2014 under the 2013 Bonus Plan.

(6)

With respect to Messrs. Huston, Finnegan, Fogel and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2015 with respect to life insurance and accidental death and dismemberment insurance for the benefit of each such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2015. With respect to Messrs. Finnegan, Fogel and Millones, the amount also represents the U.S. Dollar value of certain perquisites available to all of our employees during 2015, consisting of the following: $250 to Mr. Finnegan, $3,714 to Mr. Fogel and a related tax gross-up of $1,464, and $3,895 to Mr. Millones and a related tax gross-up of $1,895. With respect to Mr. Huston, the amount also represents the U.S. Dollar value of certain perquisites during 2015, consisting of the following: (a) $29,348 for car service to and from the office; (b) $3,143 in legal fees incurred and paid in 2015 related to Mr. Huston’s Employment Contract; (c) $57,429 in professional fees associated with tax preparation and planning and a related tax gross-up of $37,652; and (d) $2,405 in perquisites available to all Booking.com employees and a related tax gross-up of $634. With respect to Ms. Tans, the amount represents the U.S. Dollar value of perquisites available to all Booking.com employees.

(7)

With respect to Messrs. Huston, Finnegan, Fogel and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2014 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2014. With respect to Messrs. Finnegan, Fogel and Millones, the amount also represents the U.S. Dollar value of certain perquisites available to all Company employees during 2014, consisting of the following: $1,399 to Mr. Finnegan and a related tax gross-up of $1,199, $649 to Mr. Fogel and a related tax gross-up of $292, and $2,545 to Mr. Millones and a related tax gross-up of $259. With respect to Mr. Huston, the amount also represents the U.S. Dollar value of certain perquisites during 2014, consisting of the following: (a) $20,375 for car service to and from the office; (b) $10,287 in legal fees incurred in 2013 but paid in 2014 related to the negotiation of Mr. Huston’s Amended and Restated Employment Agreement in connection with his promotion to President and Chief Executive Officer of The Priceline Group and a related tax gross-up of $4,792; (c) $27,032 in professional fees associated with tax preparation and planning and a related tax gross-up of $17,723; (d) $10,563 tax equalization payment and a related tax gross-up of $6,925; (e) $26,478 in education expenses related to his assignment to the Netherlands; (f) $48,928 in personal airfare expenses and a related tax gross-up of $28,002; (g) $2,808 in private Dutch health care insurance premiums and a related tax gross-up of $1,606; and (h) $4,268 in perquisites available to all Booking.com employees and a related tax gross-up of $395.

(8)

With respect to Messrs. Finnegan, Fogel and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2013 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2013. With respect to Mr. Huston, the amount represents the U.S. Dollar value of (a) certain perquisites during 2013, consisting of (i) $38,500 in legal fees related to the negotiation of Mr. Huston’s amended and restated employment agreement in connection with his promotion to President and Chief Executive Officer of The Priceline Group, plus $18,664 for a tax gross-up related to these fees, (ii) $15,575 in professional fees associated with tax preparation and planning for Mr. Huston,
(iii) $23,851 in education expenses in connection with his assignment to the Netherlands, (iv) $30,321 in personal airfare costs in accordance with Mr. Huston’s employment agreement, plus $17,354 for a tax gross-up related to these costs and (v) $3,231 in perquisites available to all Booking.com employees, and (b) $2,714 in insurance premiums paid during 2013 with respect to life insurance and accidental death and dismemberment insurance for the benefit of Mr. Huston.

(9)

For 2015, the compensation for Ms. Tans is translated into U.S. Dollars using an average exchange rate of 1.1087 U.S. Dollars to 1 Euro. The amounts comprising Ms. Tans’ “All Other Compensation” were generally translated into U.S. Dollars using the exchange rate in effect at the time the respective amounts were paid or reimbursed.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2015. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2015 Bonus Plan at the time the plan was adopted; actual payouts were made in February 2016 based on the attainment by us of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for the 2015 fiscal year.

Name	Grant Date	Date Grant Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Darren Huston	3/4/2015	2/24/2015	—	2,162,500	N/A	—	11,272	22,544	—	14,000,162
Daniel J. Finnegan	3/4/2015	2/24/2015	—	661,500	N/A	—	3,382	6,764	—	4,200,545
Gillian Tans	3/4/2015	2/24/2015	—	360,335	N/A	3,623	3,623	7,246	—	4,499,875
	11/12/2015	11/10/2015							229	299,825
Glenn D. Fogel	3/4/2015	2/24/2015	—	598,500	N/A	—	3,382	6,764	—	4,200,545
Peter J. Millones	3/4/2015	2/24/2015	—	627,000	N/A	—	3,382	6,764	—	4,200,545
(1)

These columns show the target amount, at the time the 2015 Bonus Plan was adopted, of the payout for each named executive officer under the 2015 Bonus Plan. The actual payments for 2015 for each named executive officer are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 34.

(2)

These columns show the “Threshold,” “Target” and “Maximum” number of shares of our common stock that could be issued in connection with PSUs granted in 2015 under our 1999 Omnibus Plan. The performance period commenced on January 1, 2015 and ends on December 31, 2017. The target payouts for Messrs. Huston, Finnegan, Fogel and Millones are performance-driven and therefore completely at risk. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 34.

(3)

Represents the aggregate grant date fair value of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. Grant Date Fair Value for the PSUs was calculated using the target number of shares multiplied by the share price of $1,242.03, which was the closing price of our common stock on March 3, 2015, the trading day prior to the March 4, 2015 grant date. Grant Date Fair Value for Ms. Tans’ RSU grant was calculated using the original grant date share price of $1,309.28, which was the closing price of our common stock on August 11, 2014, the trading day prior to the August 12, 2014 grant date. As of December 31, 2015, the estimated probable number of shares that will be issued in connection with the PSUs at the end of the performance period is 1.909 times the “target” grant amount, except in the case of Ms. Tans’ PSUs, where the number is 2.0 times the “target” grant amount. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015.

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Outstanding Equity Awards at 2015 Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our named executive officers at fiscal year-end 2015, including any unvested RSUs and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2015. There are no unexercised stock option awards, either vested or unvested. The market value of the stock awards is based on the closing per share market price of our common stock on December 31, 2015, which was $1,274.95.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Darren Huston	5,472	(1)	6,976,526	60,718	(2)	77,412,414
Daniel J. Finnegan	—		—	24,242	(3)	30,907,338
Gillian Tans	229	(4)	291,964	14,548	(5)	18,547,973
Glenn D. Fogel	—		—	24,242	(3)	30,907,338
Peter J. Millones	—		—	24,242	(3)	30,907,338
(1)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Huston in November 2013 with a three-year vesting schedule in connection with his appointment as our President and Chief Executive Officer effective on January 1, 2014, consisting of 5,472 shares.

(2)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 17,250 shares for which the performance period commenced on January 1, 2013, and ended on December 31, 2015, and which vested and were issued on March 4, 2016. Includes 20,924 shares for which the performance period commenced on January 1, 2014, and ends on December 31, 2016, and 22,544 shares for which the performance period commenced on January 1, 2015 and ends on December 31, 2017; the actual number of shares to be issued for these two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us.

(3)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 11,500 shares for which the performance period commenced on January 1, 2013, and ended on December 31, 2015, and which vested and were issued on March 4, 2016. Includes 5,978 shares for which the performance period commenced on January 1, 2014, and ends on December 31, 2016, and 6,764 shares for which the performance period commenced on January 1, 2015 and ends on December 31, 2017. The actual number of shares to be issued for these two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(4)

Represents the number of shares of our common stock that will be issued pursuant to RSUs granted to Ms. Tans in November 2015, consisting of 229 shares that are scheduled to vest 20% in March 2016, 30% in March 2017, and 50% in March 2018.

(5)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 4,312 shares for which the performance period commenced on January 1, 2013, and ended on December 31, 2015, and which vested and were issued on March 4, 2016. Includes 2,990 shares for which the performance period commenced on January 1, 2014, and ends on December 31, 2016, and 7,246 shares for which the performance period commenced on January 1, 2015 and ends on December 31, 2017; the actual number of shares to be issued for these two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period. of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

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Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our named executive officers in 2015. There were no options exercised by our named executive officers in 2015.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Darren Huston	9,290	11,386,474
Daniel J. Finnegan	5,420	6,643,131
Gillian Tans	4,026	4,934,547
Glenn D. Fogel	6,194	7,591,800
Peter J. Millones	6,194	7,591,800
(1) Reflects vesting of PSUs in March 2015 with a per share market price of $1,225.67, the closing price of our common stock on March 4, 2015.

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EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have an employment agreement with each of our named executive officers. The agreements are of varying duration and generally provide for minimum annual base salaries. In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his or her position in our annual bonus and long-term compensation plans generally made available to our senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. A summary is provided below of each named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2015 that provide for accelerated vesting (or similar provisions) upon a change in control or termination. On April 27, 2016, we entered into a separation agreement with Mr. Huston. See our Current Report on Form 8-K filed with the SEC on April 28, 2016 for a summary of the terms of the separation agreement.

Mr. Huston

Employment Agreement

Term.

Mr. Huston’s employment agreement does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in the Netherlands, which is currently one month for an employment relationship of less than five years. The agreement automatically terminates upon Mr. Huston reaching the pensionable age under an applicable pension agreement or under the General Old Age Pensions Act in the Netherlands (which is generally age 65).

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Huston’s employment without “Cause” (as defined in the agreement) or by Mr. Huston for “Good Reason” (as defined in the agreement), Mr. Huston will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3)

continuation for twenty-four months following termination of employment of group health, life and disability insurance benefits as if Mr. Huston were an employee of Booking.com;

(4)

if Mr. Huston is resident in the Netherlands at the time of termination, the cost of reasonable relocation expenses to North America; and

(5)

a pro-rata portion of any PSU or other restricted stock (including RSU) award granted after January 1, 2014 will vest, provided that with respect to any such PSU award, the pro-rata portion shall be determined based on any applicable performance multiplier under the applicable award agreement as of the last fiscal quarter for which our financial results have been publicly reported.

If Mr. Huston’s employment is terminated without “Cause” or by Mr. Huston for “Good Reason” on or within three years after the consummation of a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Huston will be entitled to the following severance compensation and benefits:

(1)

three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, payable in a lump sum;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3)

continuation for up to thirty-six months following termination of employment of group health, life and disability insurance benefits as if Mr. Huston were an employee;

(4)

if Mr. Huston is resident in the Netherlands at the time of termination, the cost of reasonable relocation expenses to North America; and

(5)

a pro-rata portion of any PSU or other restricted stock (including RSU) award granted after January 1, 2014 will vest, provided that with respect to any such PSU award, the pro-rata portion shall be determined based on any applicable performance multiplier under the applicable award agreement as of the last fiscal quarter for which our financial results have been publicly reported.

Because Mr. Huston’s employment agreement is governed by Dutch law so long as Mr. Huston resides in the Netherlands, and under Dutch law a court has discretion to award severance to an employee depending on the facts and circumstances of the termination of the employee (e.g., the reason for the termination), if a court awards Mr. Huston any compensation upon his termination, then the amount of such award shall be deducted from the amounts described above.

Termination as the Result of Death.

In the event of a termination of Mr. Huston’s employment as the result of his death, Mr. Huston’s heirs will be entitled to receive, among other things, in addition to his compensation accrued

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through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents as if he were our employee, and, if Mr. Huston resided in the Netherlands at the time of his death, the cost of reasonable relocation expenses for his immediate family to North America.

Illness or Other Incapacity to Work.

Should Mr. Huston become unable to perform work due to illness or other medical incapacity while residing in the Netherlands, Mr. Huston will be entitled to continued payment of 100% of his most recent gross base salary for the first six months of illness or incapacity, commencing on the first day of illness or incapacity, 85% for the second sixth months of illness or incapacity, and 70% for the second year of illness or incapacity. Such payments will be reduced by financial benefits that Mr. Huston may receive under any contractual or statutory insurance and any other income earned by Mr. Huston.

Other.

The employment agreement with Mr. Huston includes certain confidentiality, non-competition, and non-solicitation provisions. In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Huston determined on an after tax basis. Mr. Huston also entered into a separate non-competition and non-solicitation agreement with us in November 2013 pursuant to which Mr. Huston is subject to one-year non-competition and non-solicitation obligations following Mr. Huston’s termination of employment with us.

Equity Instruments

PSUs.

The PSUs granted to Mr. Huston in March 2015, 2014 and 2013, respectively, provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Huston would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2015, January 1, 2014 or January 1, 2013, as applicable, as of the date of his termination of service) of Mr. Huston’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

•

If a “Change in Control” occurs prior to January 1, 2018, January 1, 2017 or January 1, 2016, as applicable, and Mr. Huston’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2015, January 1, 2014 or January 1, 2013, as applicable, as of the effective date of the “Change in Control”) of Mr. Huston’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Huston would also receive a pro-rata portion of Mr. Huston’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change in Control” as of the date of his termination).

•

If a “Change in Control” occurs on or after January 1, 2018, January 1, 2017 or January 1, 2016, as applicable, and Mr. Huston’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to Mr. Huston’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the 12th fiscal quarter completed since January 1, 2015, January 1, 2014 or January 1, 2013, as applicable.

2013 Restricted Stock Units.

The RSUs granted to Mr. Huston in November 2013 provide that upon a termination without “Cause,” a termination for “Good Reason,” or a termination as a result of death or “Disability,” Mr. Huston will receive a pro-rata portion of the RSUs as of the date of termination.

Mr. Finnegan

Employment Agreement

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Finnegan’s employment by us without “Cause” (as defined in the agreement with Mr. Finnegan) or by Mr. Finnegan for “Good Reason” (as defined in the agreement), Mr. Finnegan will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

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(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee.

Other.

Mr. Finnegan entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Finnegan is subject to one-year non-competition and non-solicitation obligations following Mr. Finnegan’s termination of employment with us.

Equity Instruments

PSUs.

The PSUs granted to Mr. Finnegan in March 2015, 2014 and 2013, respectively, would be treated in the same fashion as the PSUs held by Mr. Huston described above under “Mr. Huston - Equity Instruments.”

Ms. Tans

Employment Agreement

The employment agreement between Ms. Tans and Booking.com, which was entered into on February 19, 2015, does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in the Netherlands, which is currently one month in the event of a termination by Ms. Tans and three months in the event of a termination by us. The agreement automatically terminates upon Ms. Tans reaching the pensionable age under an applicable pension agreement or under the General Old Age Pensions Act in the Netherlands (which is generally age 65).

Termination without “Cause.”

In the event of a termination of Ms. Tans’ employment by us without “Cause” (as defined in the agreement with Ms. Tans), Ms. Tans will be entitled to receive, among other things, in addition to her compensation accrued through the date of termination of her employment, severance compensation and benefits of one times her base salary (including holiday allowance) and target bonus (not to exceed a maximum of one times her annual base salary including holiday allowance).

Other.

The employment agreement with Ms. Tans includes certain confidentiality, non-competition, and non-solicitation provisions. It also includes a commuting costs reimbursement not to exceed €200 per month.

Equity Instruments

PSUs.

As of December 31, 2015, with respect to accelerated vesting upon a termination of employment, the PSUs granted to Ms. Tans in March 2015, 2014 and 2013 would be treated in the same fashion as the PSUs held by Mr. Huston described above under “Mr. Huston - Equity Instruments,” except that Ms. Tans’ 2013 PSU award did not provide for accelerated vesting on a termination for “good reason.”

RSUs.

The RSUs granted to Ms. Tans in November 2015 provide for accelerated vesting upon a termination without “Cause” or a termination as a result of death or “Disability.” If a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” occurs prior to a “Change in Control,” Ms. Tans will receive a pro-rata portion of the RSUs as of the date of termination.

Mr. Fogel

Employment Agreement

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Fogel’s employment by us without “Cause” (as defined in the agreement with Mr. Fogel) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

one and a half times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee.

Other.

Mr. Fogel entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

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Equity Instruments

PSUs.

The PSUs granted to Mr. Fogel in March 2015, 2014 and 2013, respectively, would be treated in the same fashion as the PSUs held by Mr. Huston described above under “Mr. Huston - Equity Instruments.”

Mr. Millones

Employment Agreement

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Millones’ employment by us without “Cause” (as defined in the agreement with Mr. Millones) or by Mr. Millones for “Good Reason” (as defined in the agreement), then Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee.

Termination as a Result of Death or “Disability.”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability” (as defined in such agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2)

in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee; and

(3)

in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were our employee.

Other.

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs.

The PSUs granted to Mr. Millones in March 2015, 2014 and 2013, respectively, would be treated in the same fashion as the PSUs held by Mr. Huston described above under “Mr. Huston - Equity Instruments.”

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POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION

The following tables estimate the payments required to be made to each named executive officer in connection with a termination of his or her employment upon specified events or a change in control, assuming a $1,274.95 per share price for our common stock (the closing market price on December 31, 2015). The amounts shown also assume that the termination or change in control was effective December 31, 2015, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2016, 2016 changes in the cost of health benefit plans, equity grants made in 2016 or the unvested prorata portion of equity awards for which the performance or vesting period extends beyond December 31, 2015. However, amounts shown do reflect incremental amounts due to the named executive officer upon or as a result of the specified event. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” and “Disability,” as applicable, have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2015, the named executive officer would only receive his or her accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Mr. Huston

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	6,055,000	6,055,000	9,082,500	—	—
Pro Rated Bonus	2,162,500	2,162,500	2,162,500	—	2,162,500
Equity and Benefits:
Performance Share Units	48,922,381(2)	48,922,381(2)	48,922,381(2)	—	48,922,381(2)
Restricted Stock Units	4,844,810	4,844,810	4,844,810	—	4,844,810
Stock Options	—	—	—	—	—
Health & Welfare(1)	60,734	60,734	91,101	—	30,367
Tax Gross-Up	—	—	—	—	—
Relocation	221,745	221,745	221,745	—	221,745
TOTAL:	62,267,170(2)	62,267,170(2)	65,325,037(2)	—	56,181,803(2)
(1)

Benefit amounts are based on 2015 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

(2)

Includes 17,250 shares of our common stock with a December 31, 2015 value of $21,992,887.50 (based on a per share price of $1,274.95, the closing price on December 31, 2015) subject to performance share units that vested on March 4, 2016.

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Mr. Finnegan

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	976,500	976,500	976,500	—	—
Pro Rated Bonus	661,500	661,500	661,500	—	—
Equity and Benefits:
Performance Share Units	22,486,293	22,486,293	22,486,293	—	22,486,293
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	24,325	24,325	24,325	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	24,148,618	24,148,618	24,148,618	—	22,486,293
(1) Benefit amounts are based on 2015 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Ms. Tans

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:(1)
Base Salary and Target Bonus	733,486	733,486	733,486	—	—
Pro Rated Bonus	377,151	377,151	377,151	—	—
Equity and Benefits:
Performance Share Units	11,117,564	11,117,564	11,117,564	—	11,117,564
Restricted Stock Units	14,024	14,024	14,024	—	14,024
Stock Options	—	—	—	—	—
Health & Welfare	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	12,246,225	12,246,225	12,246,225	—	11,131,588
(1) Ms. Tans’ compensation is translated into U.S. Dollars using an average exchange rate of 1.1087 U.S. Dollars to 1 Euro.

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Mr. Fogel

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,370,250	1,370,250	1,370,250	—	—
Pro Rated Bonus	598,500	598,500	598,500	—	—
Equity and Benefits:
Performance Share Units	22,486,293	22,486,293	22,486,293	—	22,486,293
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	24,325	24,325	48,650	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	24,479,368	24,479,368	24,503,693	—	22,486,293
(1) Benefit amounts are based on 2015 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Mr. Millones

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,914,000	1,914,000	1,914,000	—	—
Pro Rated Bonus	627,000	627,000	627,000	—	627,000
Equity and Benefits:
Performance Share Units	22,486,293	22,486,293	22,486,293	—	22,486,293
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	24,350	24,350	48,700	—	24,350
Tax Gross-Up	—	—	—	—	—
TOTAL:	25,051,643	25,051,643	25,075,993	—	23,137,643
(1) Benefit amounts are based on 2015 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change in Control and/or Termination Tables Above. Under applicable SEC rules, we are required to estimate the potential payments to each of the named executive officers upon termination or change in control assuming the event occurred on December 31, 2015, the last day of our most recently-completed fiscal year. However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2016.

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EQUITY COMPENSATION PLAN INFORMATION

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of KAYAK Software Corporation in May 2013, Buuteeq, Inc. in June 2014, OpenTable, Inc. in July 2014 and Rocket Travel, Inc. (“RocketMiles”) in March 2015, we assumed equity plans of those acquired companies (the “Acquired Company Plans”). We may continue to grant equity awards under certain of the Acquired Company Plans to employees of the applicable acquired company and, subject to certain limitations, other employees of us or our other subsidiaries. The Compensation Committee has broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards under the Plan and the Acquired Company Plans.

The table below presents information as of December 31, 2015 regarding the Plan and the Assumed Company Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities as reflected in the first column)(3) (#)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	0	0.00	2,425,519
Equity Compensation plans not approved by security holders
2005 KAYAK Plan(4)	56,349	308.17	—
2012 KAYAK Plan(4)	4,727	647.96	9,077
Buuteeq Plan(5)	5,377	166.79	973
OpenTable Plan(6)	23,124	568.10	145,392
RocketMiles Plan(7)	561	230.37	3,482
TOTAL:	90,138		2,584,443
(1)

Excludes an aggregate of 788,477 unvested RSUs and unvested PSUs outstanding at December 31, 2015, consisting of 665,551 unvested shares under the 1999 Omnibus Plan, 23,579 shares under the 2012 KAYAK Plan, and 99,347 under the OpenTable Plan.

(2)

The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.

(3)

With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2015, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(4)

The assumed KAYAK plans include the KAYAK Software Corporation 2012 Equity Incentive Plan and the KAYAK Software Corporation 2005 Equity Incentive Plan (the “2005 KAYAK Plan”). No further grants may be made under the 2005 KAYAK Plan, although the stock options shown in the table were outstanding as of December 31, 2015.

(5)

The assumed Buuteeq plan is the Buuteeq, Inc. Amended and Restated 2010 Stock Plan.

(6)

The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan.

(7)

The assumed RocketMiles plan is the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan.

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2015 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

For 2015, directors who were also our employees received no additional compensation for serving on our Board.

Non-Employee Director Compensation Program

In consultation with Mercer, the Compensation Committee’s outside compensation consultant, the Compensation Committee and the Board have approved the compensation program for the non-employee members of the Board. In 2015, non-employee directors received an annual cash retainer of $50,000 and an annual restricted stock unit award representing shares of common stock valued at approximately $260,000 on the date of grant (in 2015, this resulted in RSUs representing 194 shares of common stock being granted to each non-employee director). The RSUs vest on the day after the one-year anniversary of the date of grant; the vesting of the RSUs will accelerate upon a change in control of us or if the director’s service on the Board terminates as a result of the director’s death or disability.

In addition, members of the Audit Committee and members of the Compensation Committee receive an additional $15,000 annual cash retainer for each such committee on which they serve, and members of the Nominating and Corporate Governance Committee receive an additional $10,000 annual cash retainer. Further, the chairperson of the Audit Committee receives an additional cash retainer of $20,000, and the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee each receives an additional $10,000 annual cash retainer. Additional compensation, if any, for service on temporary or special Board committees will be determined from time to time by the Board or the Compensation Committee if such committees are formed.

Mr. Guyette served as the Lead Independent Director in 2015. The Lead Independent Director receives an additional annual cash retainer of $30,000. Mr. Boyd served as Chairman of the Board in 2015. As Chairman of the Board, Mr. Boyd received an additional annual cash retainer of $25,000 and an additional annual restricted stock unit award representing shares of common stock valued at approximately $110,000 on the date of grant.

We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings.

In consultation with Mercer, the Compensation Committee generally reviews the non-employee director compensation program every two years and, if it deems appropriate, makes recommendations to the Board regarding adjustments to the program. After its biennial review at the end of 2014 and beginning of 2015, the Compensation Committee recommended, and the Board approved, changes to the non-employee director compensation program effective January 1, 2015. These changes increased the additional annual cash retainer received by members of the Nominating and Corporate Governance Committee to $10,000 and increased the annual restricted stock unit award from shares of common stock valued at approximately $250,000 on the date of grant to shares valued at approximately $260,000 on the date of grant. In addition, during 2015 the Compensation Committee determined to move the annual grant date for director grants from March to the end of May to more closely align with our annual meeting starting in 2016. As a result, in March 2016 directors received an interim pro-rata RSU award to cover the period from March 2016 to May 2016, and then in May 2016 will receive a normal one-year award.

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The following table shows compensation earned during 2015 by all non-employee directors serving at any time during fiscal 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tim Armstrong	65,000	259,584	—	—	324,584
Howard W. Barker, Jr.	95,000	259,584	—	—	354,584
Jeffery H. Boyd	75,000	370,125	—	—	445,125
Jan L. Docter	50,000	259,584	—	—	309,584
Jeffrey E. Epstein	80,000	259,584	—	—	339,584
James M. Guyette	115,000	259,584	—	—	374,584
Charles H. Noski	54,167	259,584	—	—	313,751
Nancy B. Peretsman	60,000	259,584	—	—	319,584
Thomas E. Rothman	60,000	259,584	—	—	319,584
Craig W. Rydin	90,000	259,584	—	—	349,584
(1)

This column reports the amount of cash compensation earned in 2015 for Board and committee service.

(2)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)

As of December 31, 2015, our non-employee directors had the following outstanding equity awards:

•

Tim Armstrong: RSUs for 755 shares (which includes 546 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes);

•

Howard W. Barker, Jr.: RSUs for 4,043 shares (which includes 3,834 vested shares the receipt of which has been deferred by Mr. Barker for tax planning purposes);

•

Jeffery H. Boyd: RSUs for 567 shares and PSUs for an aggregate “target” amount of 11,501 shares (which were granted to Mr. Boyd in connection with his prior service as our Chief Executive Officer and which could result in up to two times that number of shares being issued depending on Company performance);

•

Jan L. Docter: RSUs for 209 shares;

•

Jeffrey E. Epstein: RSUs for 4,043 shares (which includes 3,834 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes);

•

James M. Guyette: RSUs for 209 shares;

•

Charles H. Noski: RSUs for 209 shares;

•

Nancy B. Peretsman: RSUs for 1,072 shares (which includes 863 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes);

•

Thomas E. Rothman: RSUs for 755 shares (which includes 546 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes); and

•

Craig W. Rydin: RSUs for 1,072 shares (which includes 863 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes).

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Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares or shares valued at $350,000. Because the shares are fully vested and only delivery of the shares has been deferred, our Stock Ownership Guidelines consider vested stock-based equity awards that non-employee directors have properly elected to defer in accordance with the terms of their grant agreements and applicable law to be owned by the director under and for the purposes of our Stock Ownership Guidelines. We believe that allowing deferred shares to be counted for purposes of our Stock Ownership Guidelines has the additional benefit of acting as a holding period restriction as any deferred shares will not be delivered to the director until 60 or 90 days after termination of his or her Board service, depending on the terms of the deferral program in place at the time of the deferral. See Security Ownership of Certain Beneficial Owners and Management on page 31 for more details regarding stock ownership by our non-employee directors. The following table sets for the number of shares deemed owned by each non-employee director as of March 31, 2016 for purposes of our Stock Ownership Guidelines.

Name	Number of Shares Required to be Owned under Our Stock Ownership Guidelines – the Lesser of:	Number of Shares Deemed Owned as of March 31, 2016(1)	Shares Valued Above $350,000 (Yes/No)(2)
Tim Armstrong	2,500 shares or shares valued at $350,000	755	Yes
Howard W. Barker, Jr.	2,500 shares or shares valued at $350,000	4,043	Yes
Jeffery H. Boyd	2,500 shares or shares valued at $350,000	100,755	Yes
Jan L. Docter	2,500 shares or shares valued at $350,000	6,267	Yes
Jeffrey E. Epstein	2,500 shares or shares valued at $350,000	9,479	Yes
James M. Guyette	2,500 shares or shares valued at $350,000	2,187	Yes
Charles H. Noski	2,500 shares or shares valued at $350,000	209	No(3)
Nancy B. Peretsman	2,500 shares or shares valued at $350,000	4,372	Yes
Thomas E. Rothman	2,500 shares or shares valued at $350,000	755	Yes
Craig W. Rydin	2,500 shares or shares valued at $350,000	1,259	Yes
Lynn M. Vojvodich	2,500 shares or shares valued at $350,000	—	No(4)
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 31 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $1,288.96 on March 31, 2016.

(3)

Mr. Noski joined the Board on March 1, 2015 and, as a result, will be permitted to reach the ownership guidelines over time.

(4)

Ms. Vojvodich joined the Board on January 1, 2016 and, as a result, will be permitted to reach the ownership guidelines over time.

The closing price of our common stock on March 31, 2016 was $1,288.96 and therefore, as a result, all non-employee directors (other than Mr. Noski and Ms. Vojvodich) met the holding requirements of our Stock Ownership Guidelines for non-employee directors as of March 31, 2016.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee is currently comprised of four non-employee, independent directors: Messrs. Armstrong, Epstein, Guyette and Rydin. No member of the Compensation Committee is or was formerly an officer or an employee of us or had any related person transaction required to be disclosed in which we were a participant during the last fiscal year.  In addition, none of our executive officers serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers. Related person transactions are generally identified in:

•

questionnaires annually distributed to our directors and executive officers;

•

certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;

•

communications made directly by the related person to the General Counsel; and

•

periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•

the nature of the related person’s interest in the transaction;

•

the material terms of the transaction, including, without limitation, the amount and type of transaction;

•

the importance of the transaction to the related person;

•

the importance of the transaction to us;

•

whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•

any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction. This process is included in our Corporate Governance Principles, which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.”

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■ PROPOSAL 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte & Touche LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. We are submitting the Audit Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since July 1997. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent registered public accounting firm. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent external auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent auditors requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter.

The Board of Directors recommends a vote FOR Proposal 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has the responsibility to, among other things, oversee and review the preparation of our consolidated financial statements, our system of internal controls and the qualifications, independence and performance of our independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The specific duties and responsibilities of the Audit Committee are described in the charter of the Audit Committee, which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” The Board has determined that each member of the Audit Committee is an independent director based on The NASDAQ Stock Market’s listing rules and that each member of the Audit Committee also satisfies the SEC’s additional independence requirements for members of audit committees. In addition, the Board has determined that each of Howard W. Barker, Jr., Jeffrey E. Epstein and Charles H. Noski is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with U.S. generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether our financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of our system of internal control.

The Audit Committee met eight times in 2015.

Review and Discussions with Management

The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2015 with our management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by applicable PCAOB standards, which include, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and has discussed with Deloitte & Touche LLP its independence with respect to the Company. In addition, the Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining its independence. The Audit Committee’s meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of our management.

Conclusion

Based on the review and discussions referred to above, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that our audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Howard W. Barker, Jr., Chairman

Jeffrey E. Epstein

Charles H. Noski

Craig W. Rydin

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AUDITOR INDEPENDENCE

Deloitte & Touche LLP is our independent registered public accounting firm. The approximate aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2015 and 2014 were as follows:

Type of Fees	2015 ($)	2014 ($)
Audit Fees	4,900,000	5,600,000
Audit Related Fees	114,000	119,000
Tax Fees	270,000	67,000
All Other Fees	5,200	2,600
•

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs and audit of management’s assessment of internal controls, for services related to debt offerings, equity offerings and acquisitions, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

•

Audit Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” which include services for matters such as audits of employee benefit plans and other domestic services.

•

Tax Fees. The aggregate fees billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning, which include preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

•

All Other Fees. The aggregate fees billed for other services rendered by Deloitte relate to licenses obtained for an online accounting research tool.

•

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chairperson pre-approves all audited related services, tax services and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee chairperson is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chairperson, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

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■ PROPOSAL 3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At our 2015 annual meeting of stockholders, 97.6% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in support of our executive compensation program, which has remained substantially unchanged. In addition, at the 2011 annual meeting of stockholders our stockholders supported an annual frequency for this advisory vote. In light of the voting results, and consistent with the Board’s prior recommendation to our stockholders, the Board has determined that, until the next required stockholder vote on frequency of future advisory votes on our executive compensation or until the Board determines that such vote will be conducted at a different frequency, we will seek advisory approval of our executive compensation on an annual basis. This non-binding advisory vote is being provided as required pursuant to Section 14A of the Exchange Act and applicable SEC rules. Accordingly, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2015 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, our compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. We believe that our compensation program, with its balance of short-term incentives (including performance based cash bonus awards) and long-term incentives (including performance based equity awards that vest after three years), and share ownership guidelines reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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2017 STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2017 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 29, 2016.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2017 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 2, 2017 and no later than March 4, 2017.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2017 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 3, 2017 and no later than February 2, 2017.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

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■ APPENDIX A	UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Year Ended December 31,		Three Years Ended December 31,
		2015	2014	2015	2014
	GAAP net income applicable to common stockholders	$2,551,360	$2,421,753	$6,865,776	$5,733,982
(a)	Charges (credits) related to travel transaction tax judgments, rulings and settlements	(30,059)	—	(15,820)	30,365
(b)	Stock-based employee compensation	247,395	186,425	574,346	398,516
(c)	Acquisition costs	—	—	6,444	6,444
(d)	Depreciation and amortization	272,494	207,820	598,289	390,936
(e)	Interest income	(55,729)	(13,933)	(73,829)	(21,960)
(e)	Interest expense	160,229	88,353	331,871	233,706
(f)	Loss on early extinguishment of debt	3	6,270	32,934	32,931
(g)	Income tax expense	576,960	567,695	1,548,394	1,309,266
(h)	Net income attributable to noncontrolling interests	—	—	135	4,606
	Adjusted EBITDA	$3,722,653	$3,464,383	$9,868,540	$8,118,792
(a)

Adjustments for credits and charges associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including: the net reversal of previously accrued travel transaction taxes (including estimated interest and penalties) of $30.1 million in 2015, principally related to a favorable ruling in the State of Hawaii; the $6.3 million credit recorded in the 4th quarter of 2013 related to a favorable ruling and settlement in the District of Columbia; the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia; and the $16.1 million charge (including estimated interest and penalties) recorded in the 4th quarter of 2012, primarily related to an unfavorable ruling in the State of Hawaii.

(b)

Stock-based employee compensation is recorded in Personnel expense.

(c)

Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.

(d)

Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.

(e)

Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.

(f)

Loss on early extinguishment of convertible debt is recorded in Foreign currency transactions and other.

(g)

Income tax expense is excluded from Net income to calculate Adjusted EBITDA.

(h)

Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.

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Non-GAAP Financial Measures

Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment and significant charges or credits associated with judgments, rulings, and/or settlements related to travel transaction tax (e.g. hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.

Adjusted EBITDA is a “non-GAAP financial measure,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP metric is not intended to represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from adjusted EBITDA, but included in the calculation of its closest GAAP equivalent, are significant components of our consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP in the United States.

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■ APPENDIX B	FORM OF PROXY CARD

Priceline Group

THE PRICELINE GROUP INC.
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11059-P72729 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PRICELINE GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect ten directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy M. Armstrong
02) Jeffery H. Boyd
03) Jan L. Docter
04) Jeffrey E. Epstein
05) James M. Guyette
06) Charles H. Noski
07) Nancy B. Peretsman
08) Thomas E. Rothman
09) Craig W. Rydin
10) Lynn M. Vojvodich

The Board of Directors recommends you vote FOR the following proposals:

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement & Annual Report are available at www.proxyvote.com.

E11060-P72729

THE PRICELINE GROUP INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2016

The undersigned hereby appoints DANIEL J. FINNEGAN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Priceline Group Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Priceline Group Inc. to be held on Thursday, June 2, 2016 at 10:00 a.m. local time, at The NASDAQ Market Site, 4 Times Square, New York, NY 10036, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

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Designed and Published by Labrador-company.com

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CORPORATE OFFICES

The Priceline Group Inc.
800 Connecticut Avenue
Norwalk, CT 06854
203-299-8000

DIRECTORS

EXECUTIVE OFFICERS

Jeffery H. Boyd
Interim Chief Executive Officer and President

Daniel J. Finnegan
Chief Financial Officer

Gillian Tans
President and Chief Executive Officer, Booking.com

Maelle Gavet
Executive Vice President, Global Operations

TRANSFER AGENT

American Stock Transfer
& Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

STOCK LISTING

The NASDAQ Stock Market
Ticker Symbol: **PCLN**

Priceline Group